Exhibit 10(b)

RICHARDSON ELECTRONICS, LTD.

EMPLOYEES STOCK OWNERSHIP PLAN

As Amended and Restated

Effective June 1, 1997

TABLE OF CONTENTS

PREAMBLE		1

ARTICLE I—TITLES AND PURPOSE		2

1.1	Titles	2
1.2	Purpose	2
1.3	Exclusive Benefit	2
1.4	Status of Plan	2

ARTICLE II—DEFINITIONS		3

2.1	Account	3
2.2	Account Balance	3
2.3	Administrator	3
2.4	Anniversary Date	3
2.5	Annual Addition	4
2.6	Beneficiary	4
2.7	Benefit Commencement Date	4
2.8	Break in Service	4
2.9	Code	5
2.10	Committee	5
2.11	Compensation	5
2.12	Computation Period	6
2.13	Effective Date	6
2.14	Employee	6
2.15	Employer	7
2.16	Entry Date	7
2.17	ERISA	7
2.18	Hour of Service	7
2.19	Key Employee	9
2.20	Leave of Absence	11
2.21	Limitation Year	11
2.22	Non-Key Employee	11
2.23	Normal Retirement Date	11
2.24	Participant	11
2.25	Permanent Disability	11
2.26	Plan	11
2.27	Plan Year	11
2.28	Qualified Domestic Relations Order	12
2.29	Related Employer	12
2.30	Richardson	12
2.31	Spouse	12
2.32	Stock	13

2.33	Termination of Employment	13
2.34	Top-Heavy Determination Date	13
2.35	Top-Heavy Year	14
2.36	Trust	15
2.37	Trust Agreement	15
2.38	Trustee or Trustees	15
2.39	Valuation Date	15
2.40	Vested Account Balance	16
2.41	Year of Service	16

ARTICLE III—PARTICIPATION		17

3.1	Eligibility to Participate	17
3.2	Duration of Participation; Re-Employment	17

ARTICLE IV—CONTRIBUTIONS BY EMPLOYER		19

4.1	Amount	19
4.2	Time for Payment	19

ARTICLE V—CONTRIBUTIONS BY PARTICIPANTS		20

5.1	Contributions by Participants	20

ARTICLE VI—ALLOCATION OF EMPLOYER CONTRIBUTIONS		21

6.1	Manner of Allocation	21
6.2	Allocations in Top-Heavy Years	22
6.3	Administrator to Notify Trustee	23

ARTICLE VII—ACCOUNTS OF PARTICIPANTS		24

7.1	Separate Accounts	24
7.2	Adjustments to Accounts	24
7.3	Crediting of Employer Contributions	25
7.4	Crediting of Forfeitures	25
7.5	Limitation on Allocations	25
7.6	Combined Plan Limitation	28
7.7	Correction of Error	29
7.8	Transfer Accounts	29

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ARTICLE VIII—VESTING OF INTEREST IN TRUST		31

8.1	Normal Retirement	31
8.2	Disability Retirement	31
8.3	Death	31
8.4	Other Termination of Employment	31
8.5	Treatment of Forfeited Amounts; Reinstatement	32
8.6	Computation of Years of Service	32
8.7	Vesting on Termination of Trust or Termination of Employer’s Agreement to Contribute	33
8.8	Vesting Following Plan Amendment	33
8.9	Vesting Following Partial Distribution	33

ARTICLE IX—PAYMENT OF VESTED ACCOUNT BALANCES		35

9.1	Benefit Commencement Date	35
9.2	Payment to Participants	36
9.3	Payment to Beneficiaries	37
9.4	Extent of Further Participation in Trust	39
9.5	Payment to Persons Under Legal Disability	39
9.6	Payment in Installments	39
9.7	Compliance with Regulations	42
9.8	Distributions of Stock and Dividends	42
9.9	Right of First Refusal and Options on Stock	42
9.10	Direct Rollovers	43
9.11	Withdrawals Due to Permanent Disability	44

ARTICLE X—DESIGNATION OF BENEFICIARIES		45

10.1	Participants to Name Beneficiaries	45
10.2	No Beneficiary Designated; Death of Beneficiary	45
10.3	No Liability for Payment to Beneficiaries	45
10.4	Qualified Domestic Relations Orders	46

ARTICLE XI—FIDUCIARY CAPACITY AND RESPONSIBILITY		47

11.1	General Fiduciary Standard of Conduct	47
11.2	Allocation of Responsibility Among Fiduciaries	47
11.3	Administrator	48
11.4	Powers and Duties of Administrator	48
11.5	Claims Procedure	49
11.6	Indemnification by Employer	50
11.7	Service in Multiple Capacities	50

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11.8	Voting of Stock by Participants and Beneficiaries	50

ARTICLE XII—THE COMMITTEE		52

12.1	Appointment and Membership	52
12.2	Compensation and Expenses	52
12.3	Committee Procedures and Actions	52
12.4	Resignation or Removal of Committee Member	53
12.5	Committee/Administrator Decisions Final	53

ARTICLE XIII—THE TRUST		54

13.1	Trust Agreement	54

ARTICLE XIV—LOANS TO PARTICIPANTS; LOANS TO ACQUIRE STOCK; DIVERSIFICATION ELECTIONS		55

14.1	Loans to Participants	55
14.2	Loans to Acquire Stock	56
14.3	Diversification Elections	57

ARTICLE XV—AMENDMENT		59

15.1	Right to Amend	59
15.2	Retroactivity of Amendments	59
15.3	Limitations on Right to Amend	59

ARTICLE XVI—ADOPTION, WITHDRAWAL AND TERMINATION		60

16.1	Adoption of Plan	60
16.2	Withdrawal from Plan	60
16.3	Termination	60

ARTICLE XVII—MISCELLANEOUS		61

17.1	No Reversion to Employer	61
17.2	Evidence of Action by Necessary Parties	62
17.3	Rights of Participants Limited	62
17.4	Assignment and Alienation	62
17.5	Missing Participants or Beneficiaries	64
17.6	Merger and Consolidation of Plan	65
17.7	Severability	65
17.8	Applicable Law	65

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17.9	Method of Accounting	65
17.10	Veterans’ Rights	66

ARTICLE XVIII—REVISED VESTING PROVISIONS		67

18.1	Scope and Effective Date	67
18.2	Definitions	67
18.3	General Vesting Rules	68
18.4	Transitional Rules	69

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PREAMBLE

THIS PLAN is executed at LaFox, Illinois, this 29th day of September, 2000 by RICHARDSON ELECTRONICS, LTD., a corporation organized and existing under the laws of the State of Delaware (“Richardson”).

W I T N E S S E T H:

WHEREAS, effective as of June 1, 1987, Richardson adopted the Richardson Electronics, Ltd. and Subsidiaries Employees Stock Ownership Plan and Trust (the “Plan”), a stock bonus plan qualified under Section 401(a) of the Internal Revenue Code of 1986 (the “Code”) and entitled to tax exemption under Section 501(a) of the Code and an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code, with William G. Seils and Scott Hodes, as Trustees; and

WHEREAS, Richardson has reserved the right to amend the Plan at any time and has amended the Plan on December 21, 1988, January 17, 1989 and May 30, 1990; and

WHEREAS, on February 23, 1990 Marine Midland Bank, N.A.(known as HSBC Bank USA, effective March 29, 1999) replaced Messrs. Hodes and Seils as Trustee of the trust forming a part of the Plan, pursuant to a Trust Agreement by and between said bank and Richardson and dated February 23, 1990; and

WHEREAS, on July 14, 1994, the Plan was amended and restated in order to comply with the applicable provisions of the Tax Reform Act of 1986, other applicable legislation and applicable regulations and rulings thereunder and was subsequently further amended.

WHEREAS, as Richardson now desires further to amend the Plan order to incorporate all amendments required in order to comply with the applicable provisions of the Uniformed Services Employment and Reemployment Rights Act of 1974, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997 and other applicable legislation and applicable regulations and rulings thereunder.

NOW, THEREFORE, the Plan is hereby restated effective June 1, 1997 (except as otherwise stated herein) to read as follows:

ARTICLE I

TITLES AND PURPOSE

1.1 Titles

The Plan shall continue to be known as the RICHARDSON ELECTRONICS, LTD. EMPLOYEES STOCK OWNERSHIP PLAN.

1.2 Purpose

The purpose of the Plan is to establish a retirement fund out of the profits of the Employer which will help to provide for the future security of the Participants.

1.3 Exclusive Benefit

The Trust shall be for the exclusive benefit of the Participants and their Beneficiaries. In no event shall the income or principal of the Trust be paid or revert to the Employer or any Related Employer, except as otherwise provided in Section 17.1.

1.4 Status of Plan

The Plan is intended to continue to be a stock bonus plan qualified under Section 401(a) of the Code which is an employee stock ownership plan within the meaning of Code Section 4975(e)(7). As such, the Plan shall invest primarily in qualifying employer securities [within the meaning of Section 4975(e)(8) of the Code].

ARTICLE II

DEFINITIONS

When used herein, the following words and terms shall have the respective meanings hereinafter set forth, unless a different meaning is clearly required by the context. Whenever appropriate, words used in the singular shall be deemed to include the plural, and vice versa, and the masculine gender shall be deemed to include the feminine and neuter genders, unless a different meaning is clearly required by the context.

2.1 “Account”: Collectively, all of the following separate accounts maintained under the Plan for the benefit of a Participant, including all adjustments thereto under Article VII, unless a specific reference is made to one of such separate accounts:

(a)	The separate Employer Contribution Account maintained for each Participant for the purpose of recording his share of the contributions made by the Employer and forfeitures;

(b)	In the case of a Participant who is re-employed after incurring a Break in Service, the separate Pre-Break Account, if any, required to be maintained under Section 8.9(b); and

(c)	In the case of a Participant for whom a Transfer Account is being maintained under Section 7.8 for the purpose of recording his share of the assets transferred from the Richardson Electronics, Ltd. Employees Profit-Sharing Plan, such Transfer Account.

The term “Account” shall not, unless otherwise specifically provided herein, include the Excess Contribution Account, if any, or the Excess Forfeiture Account, if any, established pursuant to Section 7.5, or the Suspense Account, if any, established pursuant to Section 14.2(c). There shall also be maintained, in the case of a Participant who incurs a Break in Service, a Forfeiture Suspense Account in accordance with Section 18.3(d).

2.2 “Account Balance”: The total amount held for the benefit of a Participant in his Account (or in the specific separate account referred to), as determined on the immediately preceding Anniversary Date in accordance with the provisions of Article VII.

2.3 “Administrator”: The person administering the Plan pursuant to Section 11.3.

2.4 “Anniversary Date”: The last day of each Plan Year.

2.5 “Annual Addition”: With respect to a Participant for any Limitation Year, the sum of (a) Employer contributions allocated on behalf of such Participant for such Limitation Year under the Plan and under any other qualified defined contribution plan maintained by the Employer; (b) forfeitures, if any, allocated on behalf of such Participant for such Limitation Year under any such qualified defined contribution plan; (c) such Participant’s voluntary non-deductible contributions under any qualified plan of the Employer for such Limitation Year; (d) amounts allocated on behalf of such Participant for such Limitation Year to an individual medical account, as defined in Section 415(1)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer; and (e) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after said date, which are attributable to post-retirement medical benefits allocated for such Limitation Year to the separate account of such Participant under a welfare fund, as defined in Section 419(e) of the Code, maintained by the Employer, if he is a Key Employee for such year. For purposes of this Section 2.5, “Employer” shall include any Related Employer.

2.6 “Beneficiary”: Any person (natural or otherwise) entitled to receive any benefits which may become payable upon or after a Participant’s death.

2.7 “Benefit Commencement Date”: The date on which the payment of a Participant’s Vested Account Balance commences, as determined in accordance with the provisions of Section 9.1.

2.8 “Break in Service”:

(a) Except as otherwise provided under Section 2.8(b), the term “Break in Service” shall mean one or more consecutive Computation Periods during each of which an Employee has not completed more than 500 Hours of Service. For eligibility purposes, an Employee shall not incur a Break in Service solely because he fails to complete more than 500 Hours of Service during the Computation Period beginning on his hire date.

(b) Notwithstanding Section 2.8(a), a Computation Period beginning in 1985 or thereafter shall not be included in a Break in Service if the sum of the Employee’s Hours of Service completed during such Computation Period plus the Employee’s “Childbirth Leave Hours” (as hereafter defined) attributable to such Computation Period exceeds 500. For purposes of this Section 2.8(b), an Employee’s Childbirth Leave Hours shall be the number of Hours of Service (but not in excess of 501 for any one continuous period of absence) which the Employee would have completed but for the fact that the Employee is absent from the employment of the Employer and all Related Employers for a period commencing on or after the first day of the Computation Period beginning in 1985 (1) by reason of the pregnancy of the Employee, (2) by reason of the birth of a child of the Employee, (3) by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee or (4) for purposes of caring for such child for the period beginning immediately following such birth or placement; provided, however, that in the case of any Employee with respect to whom it is not possible to determine the number of Hours of Service which such Employee would have completed but for such absence, such Employee shall be credited with 8 Childbirth Leave Hours for each work day of such absence; and provided further, that an hour which is considered an Hour of Service under Section 2.18(b) shall not also be considered a Childbirth Leave Hour. All Childbirth Leave Hours for any period of absence shall be attributed to the Computation Period during which such period of absence begins if the result of such attribution is to prevent such Computation Period from being considered a Break in Service; otherwise, all Childbirth Leave Hours shall be attributed to the immediately following Computation Period. The Administrator shall adopt regulations under which an Employee may be required to furnish reasonable information on a timely basis establishing the number of Childbirth Leave Hours to which such Employee is entitled with respect to any period of absence from employment, and any Employee who fails to furnish such information with respect to any period of absence shall not be credited with any Childbirth Leave Hours for such period of absence.

(c) Notwithstanding Section 2.8(a), a Computation Period shall not be included in a Break in Service if the Employee would have completed at least 500 Hours of Service but for a period of absence due to layoff (for not more than 6 months), jury duty or Leave of Absence, other than a period of absence described in Section 2.8(b).

2.9 “Code”: The Internal Revenue Code of 1986, as now in effect or as hereafter amended, and any regulation issued pursuant thereto by the Internal Revenue Service. Whenever any provision of the Code is renumbered or otherwise amended, this Plan shall, to the extent possible, be construed by reference to the successor to such provision.

2.10 “Committee”: The committee established pursuant to the provisions of Article XII to assist the Administrator in the administration of the Plan.

2.11 “Compensation”:

(a) Except as otherwise provided in this Section 2.11, the term “Compensation” shall mean wages, within the meaning of Section 3401(a) of the Code, and all other payments of compensation paid to a Participant by the Employer (during the course of the Employer’s trade or business) during a Plan Year for services rendered by him as an Employee for which the Employer is required to furnish the Employee a written statement under Sections 6041(d) and 6051(a)(3) of the Code, determined without regard to any rules under Section 3401(a) which limit the remuneration included in wages based upon the nature or location of the employment or the services performed [such as the exception for agricultural labor in Section 3401(a)(2)]. Except as provided in Section 6.1(e), in the case of an individual who was a Participant for a period consisting of less than the entire Plan Year, his Compensation shall be deemed to include only the taxable remuneration paid to him for the period while he was a Participant. The Compensation of each Participant taken into account for any Plan Year shall not exceed $160,000 (subject to cost-of-living adjustments prescribed by the Secretary of the Treasury).

(b) Except for purposes of Sections 7.5 and 7.6, notwithstanding the provisions of Section 2.1 l(a), there shall be included in Compensation any amount contributed by the Employer or a Related Employer pursuant to a salary reduction agreement with the Employee and excluded from his gross income under Sections 125, 402(e)(3), 402(h) or 403(b) of the Code. This Section 2.11(b) shall not apply for Plan Years and Limitation Years beginning after May 31, 1998.

(c) Notwithstanding Sections 2.11(a) and 2.11(b), the term “Compensation” shall be defined as follows effective for Plan Years and Limitation Years beginning after May 31, 1998:

The term “Compensation” shall mean wages, within the meaning of Section 3401(a) of the Code, and all other payments of compensation paid to a Participant by the Employer (during the course of the Employer’s trade or business) during a Plan Year for services rendered by him as an Employee for which the Employer is required to furnish the Employee a written statement under Sections 6041(d) and 6051(a)(3) of the Code, determined without regard to any rules under Section 3401(a) which limit the remuneration included in wages based upon the nature or location of the employment or the services performed [such as the exception for agricultural labor in Section 3401(a)(2)], together (i) any elective deferral [as defined in Section 402(g)(3) of the Code] on behalf of such Participant and (ii) any amount which is contributed or deferred by the Employer at the election of such Participant and which is not includable in the gross income of such Participant by reason of Sections 125 or 457 of the Code. Except as provided in Section 6.1(e), in the case of an individual who was a Participant for a period consisting of less than the entire Plan Year, his Compensation shall be deemed to include only the taxable remuneration paid to him for the period while he was a Participant. The Compensation of each Participant taken into account for any Plan Year shall not exceed $160,000 (subject to cost-of-living adjustments prescribed by the Secretary of the Treasury).

2.12 “Computation Period”: For eligibility purposes, the Computation Period is the 12-month period beginning on an Employee’s employment date or re-employment date, subject to Sections 2.40 and 3.2(b) and (c). For all other purposes under the Plan, including without limitation vesting, the Computation Period is the Plan Year.

2.13 “Effective Date”: June 1, 1997 (except as otherwise set forth herein).

2.14 “Employee”: Any person employed by and receiving Compensation from the Employer or any Related Employer (or who would be receiving such remuneration except for a Leave of Absence). The term “Employee” shall not include any person who is a “leased employee” within the meaning of Code Section 414(n)(2). For purposes of the preceding sentence, the term “leased employee” means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person has performed services for the recipient [or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code] on a substantially full-time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient.

2.15 “Employer”: Richardson and any successor to it. The term “Employer” shall also include any corporation or other unincorporated business organization which adopts the Plan for the exclusive benefit of its Employees pursuant to the provisions of Section 16.1. Anything to the contrary notwithstanding, a mere change in the identity, form or organization of the Employer shall not affect its status under the Plan or the Trust in any manner.

2.16 “Entry Date”: November 30 of each Plan Year and the last day of each Plan Year.

2.17 “ERISA”: The Employee Retirement Income Security Act of 1974, as now in effect or as hereafter amended, and any regulation issued pursuant thereto by the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation. Whenever any provision of ERISA is renumbered or otherwise amended, this Plan shall, to the extent possible, be construed by reference to the successor to such provision.

2.18 “Hour of Service”:

(a) Each Employee shall be credited with an Hour of Service for:

(1)	Each hour for which he is directly or indirectly paid or entitled to payment by the Employer or any Related Employer for the performance of duties. Service rendered at overtime or other premium rates shall be credited at the rate of one Hour of Service for each hour worked, regardless of the rate of compensation in effect. These hours shall be credited to the Employee for the Computation Period(s) during which the duties are performed. An Employee who is not compensated on an hourly basis, or for whom information regarding the number of hours worked is not readily available, shall be credited with the following number of Hours of Service for each payroll period during which he completes at least one Hour of Service:

(i)	45 Hours of Service for each weekly payroll period;

(ii)	90 Hours of Service for each bi-weekly payroll period;

(iii)	95 Hours of Service for each semi-monthly payroll period; or

(iv)	190 Hours of Service for each monthly payroll period.

Hours of Service credited to a payroll period which includes an Anniversary Date shall be credited entirely to the Plan Year commencing on the date following such Anniversary Date. An Employee who is not compensated on the basis of a regular payroll period shall be credited with 10 Hours of Service for each day on which he completes at least one Hour of Service.

(2)	Each hour (up to a maximum of 501 hours in any one continuous period) for which he is directly or indirectly paid or entitled to payment by the Employer or any Related Employer on account of a period during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), lay-off, jury duty, military duty or leave of absence. In the case of payments which are computed on the basis of specific periods of time during which no duties are performed, the Employee shall receive credit for Hours of Service as if he had actually worked during such periods of time, computed and credited as provided in Section 2.19(a)(l). In the case of all other payments, the Employee’s Hours of Service shall be computed and credited in the manner prescribed in 29 C.F.R Sections 2530.200b-2(b) and (c), which are hereby incorporated herein by reference.

(3)	Each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Employer or any Related Employer. These hours shall be credited to the Employee for the computation period (or periods) to which the award, agreement or payment pertains rather than the computation period (or periods) during which the award, agreement or payment was made.

(b) Notwithstanding the foregoing, no credit shall be granted for any period with respect to which an Employee receives payment or is entitled to payment under a plan maintained solely for the purpose of complying with applicable worker’s compensation or disability insurance laws; or for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

(c) Service by an individual on behalf of any of the following entities before he became an Employee shall be considered service on behalf of the Employer for purposes of this Section 2.18, to-wit: Amperex Division of North American Phillips Corp.; B-Scan, Inc.; Calvert Electronics, Inc.; Calvert Holding Co., Inc.; Calvert Semi-Conductor, Inc.; Ceco

Communications, Inc.; Cetron Electronic Corporation; National Electronics Division of Varian Associates, Inc.; TubeMaster, Inc.; Compucon Distributors, Inc.; Burtek Systems (USA), Inc.; AFP Imaging Corporation; Eternal Graphics, Inc., (effective June 1, 1998 and including service prior to that date); TRL Technologies, Inc. (effective June 23, 1998 and including service prior to that date); Adler Video Systems, Inc. (effective November 28, 1998 and including service prior to that date); Pixielink Corporation (effective March 8, 1999 and including service prior to that date); and Broadcast Richmond, Inc. (effective May 31, 2000 and including service prior to that date).

2.19 “Key Employee”:

(a) Except as otherwise provided in this Section 2.19, an Employee shall be considered a “Key Employee” for any Plan Year if, at any time during the Key Employee Test Period [as defined in Section 2.19(f)], he is or was:

(1)	An officer of the Employer or any Related Employer whose Compensation [as modified for all purposes of this Section 2.19 in accordance with Section 2.19(g)] exceeds 50% of the annual dollar limitation set forth in Section 415(b)(l)(A) of the Code;

(2)	A shareholder of the Employer who owns at least .5% of the stock of the Employer or any Related Employer and whose Compensation exceeds the annual defined contribution dollar limitation set forth in Section 415(c)(l)(A) of the Code, unless at least 10 other Employees whose Compensation exceeds the annual defined contribution dollar limitation set forth in Section 415(c)(l)(A) of the Code own or owned during any Plan Year in the Key Employee Test Period a percentage share of the stock of the Employer which is greater than such shareholder’s percentage share;

(3)	A shareholder who owns more than 5% of the stock of the Employer; or

(4)	A shareholder who owns more than 1% of the stock of the Employer and whose Compensation for any Plan Year in which he owns such percentage exceeds $150,000.

(b) The number of Employees classified as Key Employees solely because they are described in Section 2.19(a)(l) shall not exceed the greater of (1) 3 or (2) 10% of the largest number of Employees during any of the Plan Years in the Key Employee Test Period; provided, however, that in no event shall such number exceed 50. If more than such number of Employees would otherwise be classified as Key Employees by reason of being described in Section 2.19(a)(l), the Employees classified as Key Employees by reason of being described in

Section 2.19(a)(l) shall be those described in Section 2.19(a)(l) who had the highest Compensation during any of the Plan Years in the Key Employee Test Period during which they were described in Section 2.19(a)(l).

(c) For purposes of Section 2.19(a)(2), in the event that 2 or more Employees own the same percentage share of the Employer, the Employee who had the highest Compensation of such Employees for the Plan Year during the Key Employee Test Period in which his Compensation was the highest and in which he owned such interest in the Employer for part of the Plan Year shall be treated as owning the largest percentage share of the stock of the Employer. If an Employee’s percentage interest in the stock of the Employer changes during a Plan Year, his interest for such Plan Year shall be the highest percentage he held at any time during such Plan Year.

(d) For purposes of this Section 2.19, an Employee shall be considered to own any stock of the Employer or Related Employer which would be attributed to him under Section 318 of the Code [as modified by substituting “5%” for “50%” in Section 318(a)(2) of the Code]. In the case of an Employer or Related Employer which has issued more than one class of stock, the applicable test shall be satisfied if the Employee’s stock ownership meets the test on the basis of either the value or the voting power of the stock. In the case of an Employer or Related Employer which is not a corporation, such tests shall be applied in accordance with regulations promulgated under Section 416(i)(l)(B)(iii)(II) of the Code.

(e) Any Employee who meets any of the 4 tests set forth in Section 2.19(a) as of any Top-Heavy Determination Date shall continue to be a Key Employee for the remainder of the Key Employee Test Period, commencing with the Plan Year which includes such Top-Heavy Determination Date, whether or not he remains an Employee, and, if such Employee dies during such Key Employee Test Period his Beneficiaries shall be classified as Key Employees for the balance of such Key Employee Test Period, unless such Employee is a Key Employee solely by reason of Section 2.19(a)(l) and is subsequently excluded from the group of officers having the highest Compensation by reason of the limitation set forth in Section 2.19(b) in subsequent Plan Years or solely by reason of Section 2.19(a)(2) and is subsequently excluded from the group of the 10 Employees owning the largest percentage shares of the stock of the Employer in subsequent Plan Years.

(f) The term “Key Employee Test Period” for any Plan Year shall mean the period consisting of 5 Plan Years (or, if fewer, the total number of Plan Years during which the Plan and all other employee plans qualified under Section 401(a) of the Code maintained by the Employer or any Related Employer have been in effect) ending with the Plan Year which includes the Top-Heavy Determination Date for such Plan Year.

(g) The purpose of this Section 2.19 is to conform to the definition of “key employee” set forth in Section 416(i)(l) of the Code, which is incorporated herein by reference, and to the extent that this Section 2.19 shall be inconsistent with Section 416(i)(l) of the Code, either by excluding Employees who would be classified as “key employees” thereunder or by including Employees who would not be so classified, the provisions of Section 416(i) (1) of the Code shall govern and control.

2.20 “ Leave of Absence”: Authorized leave of absence, sick or disability leave, service in the Armed Forces of the United States (provided that the absence is caused by war or other emergency or provided that the Employee is required to serve under the laws of conscription in time of peace) or any absence with the advance approval of the Employer or any Related Employer; provided, however, that the Employee retires or returns to work for the Employer or any Related Employer within the time specified in his Leave of Absence (or, in the case of a military absence, within the period provided by law). In granting such leaves, the Employer and any Related Employer shall treat all Employees under similar circumstances alike under rules uniformly and consistently applied.

2.21 “Limitation Year”: The period coinciding with the Plan Year.

2.22 “Non-Key Employee”: Any Employee who for any Plan Year is not a Key Employee.

2.23 “Normal Retirement Date”: The date a Participant attains age 65.

2.24 “Participant”: Any Employee who participates in the Plan as provided in Article III.

2.25 “Permanent Disability”: The inability of a Participant to perform a substantial portion of his duties by reason of any medically determinable physical or mental impairment which can be expected to be of long-continued and indefinite duration. Permanent Disability shall be determined solely by the Administrator upon medical evidence from a physician selected by the Administrator. A determination of Permanent Disability pursuant to the provisions of the Plan shall not be construed to be an admission of disability by the Employer in regard to any other claim of disability brought by the Participant against the Employer. A Participant who is receiving disability benefits under the Social Security Act shall be presumed to be Permanently Disabled.

2.26 “Plan”: The Richardson Electronics, Ltd. Employee Stock Ownership Plan, as amended and restated herein.

2.27 “Plan Year”: The fiscal year adopted by the Employer for Federal income tax purposes.

2.28 “Qualified Domestic Relations Order”:

(a) Except as provided in Section 2.28(b), the term “Qualified Domestic Relations Order” shall mean any order (including a judgment, a decree or an approval of a property settlement agreement entered by any court) which the Administrator determines (1) is made pursuant to any state domestic relations law (including a community property law), (2) relates to the provision of child support, alimony payments or marital property rights of a spouse, former spouse, child or other dependent of a Participant (an “Alternate Payee”) and (3) clearly specifies (i) the name and last known mailing address (if any) of the Participant and the name and mailing address of each Alternate Payee covered by the order, (ii) the amount or percentage of the Participant’s benefits to be paid by the Plan to each Alternate Payee, or the manner in which such amount or percentage is to be determined, (iii) the number of payments or period to which such order applies and (iv) the employee benefit plan to which such order applies.

(b) An order shall in no event be considered a Qualified Domestic Relations Order if the Administrator determines that such order (1) requires the Plan to provide benefits to Alternate Payees, the actuarial present value of which in the aggregate is greater than the benefits which would otherwise have been provided to the Participant, (2) requires the Plan to pay benefits to an Alternate Payee, which benefits are required to be paid to a different Alternate Payee under another order previously determined to be a Qualified Domestic Relations Order or (3) requires the Plan to provide any type or form of benefit, or any option, not otherwise provided under the Plan, except that a Qualified Domestic Relations Order may require the Trustee to distribute a portion of the Participant’s Vested Account Balance prior to the time the Participant has incurred a Termination of Employment but after the Participant has attained the age of 50. Notwithstanding the preceding sentence, effective May 31, 1998 a Qualified Domestic Relations Order may require the Trustee to distribute all or a portion of the Participant’s Vested Account Balance prior to the time the Participant has incurred a Termination of Employment and without regard to the Participant’s age.

2.29 “Related Employer”: Any trade or business (whether or not incorporated) that is, along with the Employer, a member of a controlled group of related entities [as defined in Sections 414(b) and (c) of the Code, as modified for purposes of Sections 7.5 and 7.6 by Section 415(h) of the Code] or a member of an affiliated service group [as defined in Section 414(m) of the Code]. Anything to the contrary notwithstanding, a mere change in the identity, form or organization of a Related Employer shall not affect its status under the Plan or the Trust in any manner and, if the corporate name of a Related Employer is hereafter changed, all references herein to such Related Employer shall be deemed to refer to such Related Employer as it is then known.

2.30 “Richardson”: Richardson Electronics, Ltd., a Delaware corporation.

2.31 “Spouse”: The person who is married to the Participant at the time relevant to such determination except to the extent that a Qualified Domestic Relations Order provides that a former spouse is to be treated as the Participant’s Spouse; provided, however, that, solely for purposes of Section 9.3(c), the person to whom a Participant is married at the time of his death shall be considered his Spouse only if they had been married at least one year prior to his death.

2.32 “Stock”: Capital stock issued by the Employer [or by a corporation which is a member of the same “controlled group” (as defined in Section 409(l)(4) of the Code) of the Employer] and which is either:

(a)	Common stock which is readily tradable on an established securities market; or

(b)	If no such corporation has common stock outstanding which is readily tradable on an established securities market, common stock which has a combination of voting power and dividend rights equal to or in excess of that class of common stock of any such corporation which has the greatest voting power and that class of common stock of any such corporation which has the greatest dividend rights; or

(c)	Preferred stock which is noncallable and which is convertible at any time into common stock described in either Sections 2.32(a) or (b) at a conversion price which is reasonable (at the time such stock is acquired by the Trust). To the extent provided in regulations issued under Section 409(l)(3) of the Code, preferred stock shall be treated as noncallable if after the call there will be a reasonable opportunity for such a conversion.

2.33 “Termination of Employment”: An Employee shall be deemed to have incurred a “Termination of Employment” as a result of:

(a)	A retirement, a resignation or a dismissal for any reason;

(b)	A failure to return to work promptly upon the request of the Employer or Related Employer at the end of a layoff; or

(c)	A failure to retire or return to work at the end of a Leave of Absence.

A transfer of employment between the Employer and any Related Employer, or between Related Employers, or a transfer from a job category eligible to participate in the Plan to one not so eligible or vice versa, shall not be considered to be a Termination of Employment.

2.34 “Top-Heavy Determination Date”: For any Plan Year, the Anniversary Date of the immediately preceding Plan Year.

2.35 “Top-Heavy Year”:

(a) Except as otherwise provided in Section 2.35(b) below, the term “Top-Heavy Year” shall be any Plan Year if, as of the Top-Heavy Determination Date for such Plan Year, the aggregate Account Balances of all Key Employees under the Plan exceed 60% of the aggregate Account Balances of all Participants under the Plan.

(b) Notwithstanding Section 2.35(a), if during any Plan Year (1) at least one Participant is a Key Employee, (2) as of the Top-Heavy Determination Date for such Plan Year the Employer or any Related Employer has adopted any other employee plan qualified under Section 401(a) of the Code and (3) either (i) a Key Employee participates in such other plan or (ii) the Plan or such other plan has satisfied the requirements of Section 401(a)(4) or Section 410 of the Code only by treating the Plan and such other plan as a single plan, then such Plan Year shall be considered a Top-Heavy Year if and only if the Account Balances of all Key Employees under the Plan and the aggregate balances in the accounts of all Key Employees under all such other plans exceed 60% of the aggregate balances in the accounts of all Participants under the Plan and all such other plans.

(c) Notwithstanding Sections 2.35(a) and (b), if as of any Top-Heavy Determination Date the Employer or any Related Employer has adopted any other employee plan qualified under Section 401(a) of the Code which is not a plan described in Section 2.35(b), but which plan may be considered as a single plan with the Plan and all plans described in Section 2.35(b) without causing any of such plans to violate the requirements of either Section 401(a)(4) or Section 410 of the Code, the Plan Year shall not be considered a Top-Heavy Year if the Account Balances of all Key Employees under the Plan and the aggregate balances in the accounts of all Key Employees under all plans described in Section 2.32(b) and all plans described in this Section 2.35(c) do not exceed 60% of the aggregate balances in the accounts of all Participants under all such plans.

(d) If any of the plans described in either Sections 2.35(b) or (c) are defined benefit plans, then the tests set forth in said sections shall be applied by using the present value of all benefits accrued under such plans (as determined by the Administrator, using actuarial assumptions which are uniform for all such plans and are reasonable in the aggregate) in lieu of the account balances in such plans. The accrued benefits of the Non-Key Employees under such plans shall be determined in accordance with Section 416(g)(4)(F) of the Code. If any of such plans have a “determination date” [as defined in Section 416(g)(4)(C) of the Code] for purposes of determining top-heavy status which is different from the Top-Heavy Determination Date, the account balances (or the present value of the accrued benefits, in the case of a defined benefit plan) in such plan shall be determined as of the determination date for such plan which occurs in the same Plan Year as the Top-Heavy Determination Date.

(e) For purposes of this Section 2.35, account balances shall include (1) all contributions which the Employer or any Related Employer has paid or is legally obligated to pay to any employee plan as of the Top-Heavy Determination Date (including contributions made thereafter if they are allocated as of the Top-Heavy Determination Date) and all forfeitures allocated as of the Top-Heavy Determination Date and (2) all distributions made to a Participant or his Beneficiary during the Key Employee Test Period (or, in the case of a defined benefit plan, the actuarial present value as of the Top-Heavy Determination Date of such distributions). If any plan that was terminated within the Key Employee Test Period would, if it had not been terminated, be a plan described in Section 2.35(b), distributions made under such plan shall also be taken into account. For purposes of this Section 2.32, account balances shall also include amounts which are attributable to contributions made by the Participants (other than deductible voluntary contributions under Section 219 of the Code) but shall not include any rollover [as defined in Section 402(a) (5) of the Code] or a direct transfer from the trust of any employee plan qualified under Section 401(a) of the Code if such plan is not maintained by the Employer or any Related Employer and such rollover or transfer is made at the request of the Participant after December 31, 1983.

(f) Anything to the contrary notwithstanding, if an Employee has not performed any services for the Employer or any Related Employer at any time during the Key Employee Test Period, his account balance (in the case of a defined contribution plan) or his accrued benefit (in the case of a defined benefit plan) shall not be taken into consideration in the determination of whether the Plan Year is a Top-Heavy Year.

(g) The purpose of this Section 2.35 is to conform to the definition of “top-heavy plan” set forth in Section 416(g) of the Code, which is incorporated herein by reference, and to the extent that this Section 2.35 shall be inconsistent with Section 416(g) of the Code, either by causing any Plan Year during which the Plan would be classified as a “top-heavy plan” not to be a Top-Heavy Year or by causing any Plan Year during which it would not be classified as a “top-heavy plan” to be a Top-Heavy Year, the provisions of Section 416(g) of the Code shall govern and control.

2.36 “Trust”: The trust forming a part of the Plan and known as the Richardson Electronics, Ltd. Employees Stock Ownership Trust.

2.37 “Trust Agreement”: The agreement dated February 23, 1990 by and between Richardson and Marine Midland Bank, N.A. (known as HSBC Bank USA, effective March 29, 1999).

2.38 “Trustee” or “Trustees”: The person or persons who shall from time to time be acting as the Trustee under the Trust Agreement and their duly appointed successors.

2.39 “Valuation Date”: The Anniversary Date and each other date during the Plan Year specified by the Administrator [in a manner which does not discriminate in favor of Participants who are “highly compensated employees,” as defined in Section 414(q) of the Code] as to which Accounts are adjusted pursuant to Article VII.

2.40 “Vested Account Balance”: At any date, the portion of a Participant’s Account Balance which would be nonforfeitable if the Participant incurred a Termination of Employment on such date, as determined under Article VIII.

2.41 “Year of Service”: Any Computation Period during which an Employee has completed at least 1,000 Hours of Service. For purposes of Article III, as soon as an Employee completes at least 1,000 Hours of Service during the initial Computation Period specified in Section 2.12, he shall be credited with a Year of Service even if fewer than 12 consecutive calendar months have passed. If such Employee fails to complete at least 1,000 Hours of Service during the initial 12-month Computation Period specified in Section 2.12, the second 12-month Computation Period shall consist of the Plan Year which includes the first anniversary of his employment or re-employment commencement date, and the succeeding 12-month Computation Periods shall also be based on the Plan Year.

ARTICLE III

PARTICIPATION

3.1 Eligibility to Participate

(a) Each Employee shall be eligible to participate in the Plan, provided that he (1) has completed at least one Year of Service and (2) is not a member of a collective bargaining unit in which retirement benefits were the subject of good faith bargaining between the Employer or any Related Employer and one or more employee representatives, (3) is not a nonresident alien described in Code Section 410(b)(3)(C), and (4) is not a United States citizen employed by the Employer in a nation other than the United States (the “Foreign Country”) who would be subject to tax under the laws of such Foreign Country upon receiving an allocation to his Account pursuant to Section 6.1.

(b) Each Employee who participated in the Plan in accordance with its terms prior to the Effective Date shall continue as a Participant. Each other Employee who satisfies the eligibility requirements of Section 3.1(a) shall become a Participant on the later of the Effective Date or the Entry Date coincident with or immediately following the date on which he satisfies such eligibility requirements, provided that he is still employed by the Employer on such date.

3.2 Duration of Participation; Re-Employment

(a) Subject to the provisions of Sections 3.2(b) and (c), an Employee shall cease to be a Participant for purposes of Section 6.1 upon ceasing to be employed by the Employer, but shall remain a Participant for all other purposes hereunder until such time as his Vested Account Balance is paid to him (or his Beneficiaries) in full in accordance with Article IX, at which time his participation in the Plan shall cease.

(b) Each Participant who incurs a Termination of Employment and is re-employed after incurring a Break in Service shall again become a Participant as of his re-employment date for all purposes under the Plan except Sections 4.1(a) and 7.4, and shall again become a Participant for purposes of Sections 4.1(a) and 7.4 on the Entry Date coincident with or immediately following the date on which he completes one Year of Service following such re-employment; provided, however, that if either (1) such Participant had a vested right to any portion of his Account Balance when he incurred his Termination of Employment, (2) the number of Computation Periods in such Break in Service is fewer than the number of Years of Service completed by the Participant prior to such Break in Service or (3) the number of Computation Periods such Break in Service is fewer than 5, then his participation for all purposes under the Plan shall be retroactive to his date of re-employment.

(c) Each Employee or each Participant who incurs a Termination of Employment and is re-employed prior to incurring a Break in Service shall be treated, for purposes of eligibility to participate in the Plan, as though he never incurred a Termination of Employment.

(d) An Employee’s participation in the Plan shall not be affected by the fact that he continues to be employed after his Normal Retirement Date.

ARTICLE IV

CONTRIBUTIONS BY EMPLOYER

4.1 Amount

(a) The Board of Directors of the Administrator shall determine the aggregate amount to be contributed by all Employers for each Plan Year. Such aggregate amount shall not, however, be less than the amount required to permit the Trust to make all payments then due under any debt incurred by the Trust pursuant to Section 14.2. Subject to Section 4.1(d), each Employer hereby agrees to contribute to the Trust for a Plan Year its share of the aggregate amount, in the proportion that the total Compensation paid or accrued by such Employer to all Participants for such Plan Year bears to the total Compensation paid or accrued to all Participants by all Employers for such Plan Year; provided, however, that he contribution made by any Employer for any Plan Year shall not exceed the maximum amount deductible by such Employer for that Plan Year under the provisions of Section 404 of the Code.

(b) If any Employer is unable to make its full contribution for any Plan Year, the remaining Employers may (but shall not be obligated to) make all or a portion of such Employer’s contribution on its be behalf, subject to the foregoing limitations.

(c) The Employer’s contribution shall be in the form of cash or stock at its fair market value, or a combination thereof; provided that at all times at least 51% of the total balance in all Employer Contribution Accounts and the Suspense Account (excluding amounts held to make current debt payments and dividends held pending distribution pursuant to Section 9.6) shall be in the form of Stock or other stock of the Employer.

(d) The Employer shall be required to contribute [in the same proportion as provided in Section 4.1(a)] the amount of any previously forfeited amounts which are require to be restored to any re-employed Participant’s Employer Contribution Account during such Plan Year pursuant to Section 8.5(b), reduced by any forfeitures for such Plan Year and by any excess Employer contributions and any excess forfeitures allocated pursuant to Sections 7.5(c), (d) and (e).

(e) The determination of the Administrator as to the amount to be contributed by each Employer hereunder shall in all respects be final, binding and conclusive upon all persons or parties claiming any rights either under the Plan or the Trust.

4.2 Time for Payment

All contributions by the Employer shall be delivered to the Trustee not later than the date fixed by law for the filing of the Employer’s Federal income tax return for the Plan Year which includes the Anniversary Date as of which such contribution is to be allocated (including any extensions of time granted by the Internal Revenue Service for the filing of such return).

ARTICLE V

CONTRIBUTIONS BY PARTICIPANTS

5.1 Contributions by Participants

Participants shall not be required or permitted to make any contributions to the Plan.

ARTICLE VI

ALLOCATION OF EMPLOYER CONTRIBUTIONS

6.1 Manner of Allocation

(a) All contributions made by any Employer under Section 4. l(a) for a Plan Year, and all stock released from the Suspense Account for such Plan Year under Section 14.2, shall be allocated among the Employer Contribution Accounts of the eligible Participants [as defined in Section 6.1(b)] in the proportion that the Compensation paid or accrued to each Participant during such Plan Year bears to the total Compensation paid or accrued to all such Participants during such Plan Year. To the extent that such contributions are used to repay debt incurred under Section 14.2, the payment shall be charged to the Participants’ Employer Contribution Accounts in the same proportion.

(b) The Participants who shall be eligible to receive an allocation under this Section 6.1 with respect to a Plan Year shall be limited to: (1) Participants who are Employees on the last work day of such Plan Year (including Participants who incurred a Termination of Employment on such date) and who are credited with a Year of Service for such Plan Year, (2) Participants who retired on or after their Normal Retirement Date during such Plan Year, and (3) Participants who terminated employment during such Plan Year due to death, Permanent Disability or involuntary Termination of Employment (other than Termination of Employment for cause).

(c) Anything to the contrary notwithstanding, the allocation of the Employer’s contributions shall subject to the limitations set forth in Sections 7.5 and 7.6, and, in any Top-Heavy Year, the limitations of Section 6.2.

(d) Contributions required by Section 4.1(d) shall be restored to the Employer Contribution Account of the re-employed Participant.

(e) For purposes of Sections 6.1(a) and 7.4, there shall be included in the Compensation of a Participant who commenced participation in the Plan during a Plan Year the portion of his Compensation paid or accrued prior to the Entry Date on which he became a Participant.

(f) For purposes of this Section 6.1, as well as Section 6.2, with respect to the Plan Year ending in 1997, remuneration paid during such Plan Year to a Participant while employed by Compucon Distributors, Inc. prior to September 30, 1996 shall not be taken into account as Compensation. For purposes of this Section 6.1, as well as Section 6.2, with respect to the Plan Year ending in 1997, remuneration paid during such Plan Year to a Participant while employed by Burtek Systems (USA), Inc. prior to February 1, 1997 shall not be taken into account as Compensation. For purposes of this Section 6.1, as well as Section 6.2 with respect to the Plan Year ending in 1997, remuneration paid during such Plan Year to a Participant while employed by AFP Imaging Corporation prior to August 6, 1996, shall not be taken into account as Compensation. For purposes of this Section 6.1, as well as Section 6.2,with respect to the Plan Year ending in 1997, remuneration paid during such Plan Year to a Participant while employed by TRL Technologies, Inc. prior to June 23, 1998 shall not be taken into account as Compensation.

6.2 Allocations in Top-Heavy Years

(a) Notwithstanding any herein to the contrary, for any Plan Year which is a Top-Heavy Year, the aggregate allocation of the Employer’s contribution to the Employer Contribution Account of each Non-Key Employee who is a Participant (including those who are employed by the Employer on the last work day of such Plan Year but who are not credited with a Year of Service for such Plan Year) shall not be less than 3% of such Non-Key Employee’s Compensation for such Plan Year.

(b) If, in any Top-Heavy Year, the Key Employee Percentage (as hereinafter defined) for each Key Employee who is a Participant is less than 3%, the highest Key Employee Percentage shall be substituted for 3% in Section 6.2(a) unless a defined benefit plan [as defined in Section 414(j) of the Code] which is described in Section 2.35(d) must be combined with the Plan in order to satisfy the requirements of Section 401(a) or Section 410 of the Code. For purposes of this Section 6.2, the “Key Employee Percentage” for each Key Employee shall be the aggregate amount of the Employer’s contribution allocated to such Key Employee’s Employer Contribution Account for such Plan Year (taking into account adjustments pursuant to this Section 6.2) as a percentage of such Key Employee’s Compensation.

(c) In the event that the allocation of the Employer’s contribution to any Non-Key Employee under Section 6.1 in a Top-Heavy Year would otherwise violate the provisions of this Section 6.2, the aggregate amount allocated to the Employer Contribution Accounts of the Key Employees shall be reallocated (in proportion to the amount otherwise allocated to each Key Employee) to the Company Contribution Accounts of the Non-Key Employees (in proportion to the difference between the amount otherwise allocated to each Non-Key Employee and the amount required to be allocated under this Section 6.2) until the requirements of this Section 6.2 are satisfied.

(d) In the event that a Non-Key Employee is a participant in any other defined contribution plan [as defined in Section 414(i) of the Code] maintained by the Employer or any Related Employer, the amount required to be allocated to such Non-Key Employee under this Section 6.2 shall be reduced by the aggregate amount allocated to the Non-Key Employee’s accounts under all such other plans.

(e) In the event that a Non-Key Employee is a participant in any defined benefit plan [as defined in Section 414(j) of the Code] maintained by the Employer or any Related Employer which is a “top-heavy plan” [as defined in Section 4l6(g) of the Code], then, if the accrued benefit of such plan satisfies the requirements of Section 416(c)(l) of the Code [taking into account the modifications required by Section 416(h)(2)(A)(ii) of the Code if Section 6.2(e) applies], then Section 6.2(a) shall not apply to such Non-Key Employee. If such accrued benefit does not satisfy such requirements, then “5%” shall be substituted for “3%” in Section 6.2(a) with respect to such Non-Key Employee, and Section 6.2(b) shall not apply to such Non-Key Employee.

(f) If Section 7.6(c) applies for any Plan Year, then “4%” shall be substituted for “3%” in Section 6.2(a), and “7.5%” shall be substituted for “5%” in Section 6.2(e).

(g) For purposes of this Section 6.2, contributions by the Employer shall include forfeiture allocations.

6.3 Administrator to Notify Trustee

As soon as practicable after the close of each Plan Year, the Administrator shall furnish the Trustee with a statement showing the Compensation paid to each Participant for such Plan Year.

ARTICLE VII

ACCOUNTS OF PARTICIPANTS

7.1 Separate Accounts

The Administrator shall create and maintain adequate records to disclose the interest in the Trust of each Participant (or Beneficiary of a deceased Participant). For accounting purposes, a separate Account shall be maintained for each Participant, reflecting his proportionate share of all contributions, forfeitures, net increases or decreases in the value of the Trust assets and distributions to the Participant (or his Beneficiary). Credits and charges shall be made to such Accounts in the manner described herein. The maintenance of such separate Accounts shall not require the segregation of any assets from any other assets held in the Trust.

7.2 Adjustments to Accounts

(a) As of each Valuation Date, the Administrator shall:

(1)	First, charge to the proper Accounts all payments or distributions made from the Accounts since the immediately preceding Valuation Date.

(2)	Second, adjust the Account Balances upward or downward, on a proportional basis, according to the net gain or loss of the Trust assets from investments (as reflected by interest payments, dividends, realized and unrealized gains and losses on securities and other investment transactions) and from the payment of expenses, so that the aggregate Account Balances equal the fair market value, as determined by the Trustee, of the Trust assets on such Valuation Date. For purposes of this Section 7.2(a)(2), Account Balances shall not include (i) any Account which has been segregated for the payment of installments pursuant to Section 9.4(b) or (ii) any asset of an Account the gain or loss from which is, pursuant to Article XIV, allocated to a specific Participant’s Account. All gain or loss (whether realized or unrealized) attributable to an Account described in the preceding sentence shall be allocated directly to such Account, and the fair market value of the balance in all such Accounts, after such allocation (or, in the case of an asset allocated to a specific Participant’s Account, the fair market value of such asset) shall be subtracted from the fair market value of the Trust’s assets (and, if applicable, from the Account Balance to which such asset is allocated), prior to the adjustment set forth herein.

(3)	Third, if such Valuation Date is an Anniversary Date, allocate and credit the balances, if any, in the Excess Contribution Account and the Excess Forfeiture Account in accordance with Sections 7.5(d) and (e).

(4)	Fourth, if such Valuation Date is an Anniversary Date, allocate and credit the Employer contributions and Stock released from the Suspense Account in accordance with Section 7.3 and forfeitures, if any, in accordance with Section 7.4, in either case except to the extent modified by Sections 7.5, 7.6 and 7.7.

(b) Every adjustment made pursuant to this Section 7.2 shall be considered as having been made as of the Anniversary Date of the applicable Plan Year regardless of the dates of actual entries or receipt by the Trustee of the contribution made by the Employer for such Plan Year; provided, however, that Employer contributions pursuant to Section 4.1(a) for the Plan Years ending in 1988 through 1992, inclusive, as well as the Employer contribution made in 1992 for the Plan Year ended May 29, 1993, shall be considered as having been made as of the first day of the applicable Plan Year regardless of the dates of actual entries or receipt by the Trustee of such contributions.

(c) The determination as to the value of the assets of the Trust and the charges or credits to the Accounts of the Participants shall be conclusive and binding on all persons.

7.3 Crediting of Employer Contributions

Each Participant’s Employer Contribution Account shall be credited with that portion of the Employer’s contribution for the current Year and Stock released from the Suspense Account for the current year to which such Participant is entitled, as provided in Section 6.1.

7.4 Crediting of Forfeitures

Forfeitures, if any, occurring during the Plan Year pursuant to Section 18.3(d) and allocated from the Forfeiture Suspense Accounts shall be allocated among the Employer Contribution Accounts of all Participants eligible to receive an allocation of the Employer’s contribution under Section 6.1(a) in the proportion that the Compensation paid or accrued to each such Participant during such Plan Year bears to the Compensation paid or accrued to all such Participants during such Plan Year.

7.5 Limitation on Allocations

(a) Notwithstanding any other provisions of the Plan, the Annual Additions with respect to a Participant for any Limitation Year shall not exceed the lesser of (1) $30,000, or such higher amount as may be permitted at the relevant time under applicable law, or (2) 25%

of the Compensation paid to the Participant by the Employer (or any Related Employers) during such year. The limitations in the preceding sentence shall not apply to amounts credited to a Participant’s Employer Contribution Account pursuant to Section 8.5(b). An amount credited to a Participant’s Account in order to correct an error made in a previous Limitation Year shall be treated for purposes of this Section 7.5(a) as having been credited to such Account in the Limitation Year to which the error relates.

(b) If the allocation of the Employer’s contribution to a Participant’s Employer Contribution Account in a particular Limitation Year would cause the limitations of Section 7.5(a) to be exceeded with respect to such Participant, the excess contribution shall, subject to the limitations of Section 7.5(a), be reallocated among the Employer Contribution Accounts of all other Participants eligible to share in the Employer’s contribution for the Plan Year ending in or coinciding with such Limitation Year, in proportion to their Compensation for such Plan Year. If, following such reallocation, there remains an excess portion of the Employer’s contribution which cannot be allocated to the Employer Contribution Account of any eligible Participant without exceeding the limitations of Section 7.6(a), such excess portion shall be placed in a suspense account, designated the “Excess Contribution Account.”

(c) If, following the allocation of the Employer’s contribution for a particular Plan Year [including all reallocations required pursuant to Section 7.5(b)], the allocation of forfeitures to a Participant’s Employer Contribution Account would cause the limitations of Section 7.5(a) to be exceeded with respect to such Participant, the excess forfeiture shall, subject to the limitations of Section 7.5(a), be reallocated among the Employer Contribution Accounts of all other Participants eligible to share in forfeitures for such Plan Year, in accordance with Section 7.4. If, following such reallocation, there remains an excess portion of the forfeitures which cannot be allocated to the Employer Contribution Account of any eligible Participant without exceeding the limitations of Section 7.5(a), such excess portion shall be placed in a suspense account, designated the “Excess Forfeiture Account.”

(d) As of the Anniversary Date for a Plan Year, the balance in the Excess Contribution Account shall first be applied to reduce the Employer’s contribution under Section 4.1(b). The balance, if any, remaining in the Excess Contribution Account shall be included in the Employer’s contribution for such Plan Year for purposes of Section 6.1. Section 7.5(b) shall apply to any amount which cannot be allocated pursuant to the preceding sentences.

(e) As of the Anniversary Date for a Plan Year, the balance in the Excess Forfeiture Account shall first be applied to reduce the Employer’s contribution under Section 4.1(b) after the application of Section 7.5(d). Any remaining balance in such Excess Forfeiture Account shall be allocated as a forfeiture under Section 7.4. Section 7.5(c) shall apply to any amount which cannot be allocated pursuant to the preceding sentences.

(f) For purposes of Section 7.5(a)(2) and Section 7.6, “Compensation” shall have the meaning set forth in Section 2.11; provided, however, that notwithstanding any provision of Section 2.11, for purposes of Section 7.5(a)(2) Compensation shall not include: any contributions made by the Employer or any Related Employer to this Plan or any other plan qualified under Section 401(a) of the Code to the extent excludable from the Employee’s income, or any distributions from this Plan or any such qualified plan; contributions made to any simplified employee pension plan described in Section 408(k) of the Code, to the extent deductible by the Employee; amounts included in the Employee’s income under Section 83 of the Code [other than by reason of an election under Section 83(b)]; amounts realized from the sale, exchange or other disposition of stock acquired upon exercise of a qualified stock option; or other amounts which receive special tax benefits under the Code, such as contributions to a health or accident plan which are excludable from the Employee’s income or contributions towards the purchase of an annuity contract described in Section 403(b) of the Code (whether or not excludable from the Employee’s income). Notwithstanding the foregoing, Compensation shall include any amounts deferred under a nonqualified, unfunded plan of deferred compensation in the Plan Year received by the Employee. If so elected by the Administrator pursuant to Treasury Regulations 1.415-2(d)(5), items of compensation shall be included in Compensation for purposes of this Section 7.5 and Section 7.6 in the Limitation Year in which they are accrued by the Employer or a Related Employer rather than the Limitation Year in which they are received by or made available to the Participant, provided that the making or revocation of such an election shall not have the effect of causing any such item to be included in Compensation for more than one Limitation Year.

(g) The Administrator of this Plan shall co-ordinate the application of this Section 7.5 with the application of the corresponding provisions of the instrument establishing Richardson Electronics, Ltd. Employees Profit-Sharing Plan (the “Profit-Sharing Plan”) by the administrator of Profit-Sharing Plan in circumstances where the limitations under Section 7.5(a) and the corresponding provisions of the instrument establishing the Profit-Sharing Plan would be exceeded, so as to determine under which of the 2 plans (or both plans, if such administrators so determine) the adjustments required by Sections 7.5(b) and (c) and the corresponding provisions of the instrument establishing the Profit-Sharing Plan shall be made.

(f) If, in any Limitation Year, not more than  1/3 of the total amount allocated under Section 6.1(b) which are deductible under Section 404(a) of the Code is allocated to the Employer Contribution Accounts of Participants who are “highly compensated employees,” as defined in Section 414(q) of the Code, the following allocations to a Participant’s Account shall be disregarded in applying Section 7.5(a):

(1)	Any forfeitures of Stock which was acquired by a loan under Section 14.2; or

(2)	Any Employer contributions to the Plan which are deductible under Code Section 404(a)(9)(B) and charged against such Participant’s Account.

7.6 Combined Plan Limitation

(a) Anything to the contrary notwithstanding, if during any Limitation Year a Participant also participates in a “defined benefit plan” [as defined in Section 414(j) of the Code] maintained by the Employer or any Related Employer, the otherwise permissible Annual Addition on behalf of any Participant under the Plan may be further reduced to the extent necessary, as determined by the Administrator in its sole discretion, to comply with the additional limitations set forth in Sections 7.6(b) and (c).

(b) In the event that a Participant also participates in a defined benefit plan as described in Section 7.6(a), the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction (as hereafter defined) for any Limitation Year shall not exceed 1.0. For purposes of this Section 7.6, the “Defined Benefit Plan Fraction” for any Limitation Year is a fraction, the numerator of which is the Participant’s projected annual benefit under the defined benefit plan (determined as of the close of its plan year) and the denominator of which is the lesser of: (1) the product of 1.25 multiplied by the maximum dollar limitation in effect under Section 415(b)(l)(A) of the Code for such Limitation Year, or (2) the product of 1.4 multiplied by the amount which may be taken into account under Section 415(b)(l)(B) of the Code for such Limitation Year. The “Defined Contribution Plan Fraction” for any Limitation Year is a fraction, the numerator of which is the sum of the annual additions to the Participant’s Account (as determined under Section 7.5) as of the close of the Limitation Year and the denominator of which is the sum of the lesser of the following amounts determined for such Limitation Year and each prior Year of Service [assuming, for this purpose, that Section 415(c) of the Code had been in effect during such prior Years of Service]: (1) the product of 1.25 multiplied by the maximum dollar limitation in effect under Section 415(c)(l)(A) of the Code for such Year (determined without regard to Section 415(c)(6) of the Code), or (2) the product of 1.4 multiplied by the maximum amount which may be taken into account under Section 415(c)(l)(B) of the Code for such Limitation Year.

(c) Notwithstanding the foregoing, “1.0” shall be substituted for “1.25” wherever it appears in Section 7.6(b) for any Plan Year in or coinciding with a Limitation Year which is a Top-Heavy Year, except as hereinafter provided. If as a result of such substitution the amount credited to any Employee’s Account would exceed the limitations of this Section 7.6, then such substitution shall not be made and the allocations to Non-Key Employees shall be revised in accordance with Section 6.2(f), unless such Plan Year would still be a Top-Heavy Year if “90%” were substituted for “60%” in all provisions of Section 2.35.

(d) For purposes of this Section 7.6, all defined benefit plans of the Employer or any Related Employer, whether or not terminated, are to be treated as one defined benefit plan, and all defined contribution plans of the Employer or any Related Employer, whether or not terminated, are to be treated as one defined contribution plan. The extent to which the annual allocations made under this Plan shall be reduced as compared with the extent to which the annual benefit under a defined benefit plan shall be reduced in order to achieve compliance with the limitations of Sections 415 and 416 of the Code shall be determined by the Administrator in such a manner so as to maximize the aggregate benefits payable to such Participant. If such reduction is under this Plan the Administrator shall advise affected Participants of any additional limitation on their annual allocations required by this Section 7.6(d).

(e) The provisions of this Section 7.6 are intended to comply with the provisions of Section 415 of the Code, as modified by Section 416 of the Code, so that the maximum benefits provided by the Employer or any Related Employer shall be exactly equal to the maximum amounts allowed under the Code. If there is any inconsistency between this Section 7.6 and the provisions of Section 415 of the Code, as modified by Section 416 of the Code, such inconsistency shall be resolved in such a way so as to give full effect to the provisions of the Code.

(f) This Section 7.6 shall not apply with respect to Limitation Years beginning after May 27, 2000.

7.7 Correction of Error

In the event of an error in the adjustment of a Participant’s Account, the Administrator, in its sole discretion, may correct such error either by crediting or charging the adjustment required to make such correction to or against the income and expenses of the Trust for the Plan Year in which the correction is made or the Employer may make an additional contribution to permit the correction of the error. Except as provided in this Section 7.7, the Accounts of other Participants shall not be readjusted on account of such error.

7.8 Transfer Accounts

(a) The Plan shall accept from the Trustees of the Richardson Electronics, Ltd., Employees Profit-Sharing Trust (the “Profit-Sharing Trust”) all of the Stock held by the Profit-Sharing Trust (the “Transfer Stock”) as of the Transfer Date. For purposes of this Section 7.8, the term “Transfer Date” shall mean a date selected by Richardson, as Administrator of both this Plan and of the Richardson Electronics, Ltd. Profit-Sharing Plan (the “Profit-Sharing Plan”), in its sole and absolute discretion; provided, however, in no event shall the Transfer Date be any earlier than 30 days after the date on which the notice required by Code Section 6058(b) has been filed with the Internal Revenue Service nor any later than December 31, 1989.

(b) The Transfer Stock shall be credited among the Transfer Accounts created and maintained under this Plan for the purpose of recording each Participant’s share, if any, of such Transfer Stock. The Transfer Account of each Employee who participated in the Profit-Sharing Plan on the Transfer Date shall initially be credited with that number of shares of Transfer Stock which is identical to the number of shares of Transfer Stock credited to his account in the Profit-Sharing Plan as of the Transfer Date. Separate sub-accounts shall be established with respect to those shares of Transfer Stock acquired with Employer contributions to the Profit-Sharing Trust and those shares of Transfer Stock acquired with Participants’ after-tax contributions to said trust. Thereafter, each such sub-account shall be credited with all dividends on the Transfer Stock allocated to such sub-account and all net increases or decreases in the value of such Transfer Stock and shall be debited with all distributions to the Participant (or his Beneficiary) on whose behalf such sub-account was established. A Participant shall always be 100% vested in that sub-account of his Transfer Account which is attributable to Transfer Stock acquired with his after-tax contributions to the Profit-Sharing Trust.

ARTICLE VIII

VESTING OF INTEREST IN TRUST

8.1 Normal Retirement

The Vested Account Balance of a Participant who attains his Normal Retirement Date while an Employee shall be 100% of his Account Balance.

8.2 Disability Retirement

The Vested Account Balance of a Participant who retires prior to his Normal Retirement Date because of a Permanent Disability shall be 100% of his Account Balance.

8.3 Death

The Vested Account Balance of a Participant who dies prior to incurring a Termination of Employment shall be 100% of his Account Balance.

8.4 Other Termination of Employment.

Except when Sections 8.1, 8.2 or 8.3 apply, a Participant’s Vested Account Balance shall be the sum of:

(a)	100% of his Pre-Break Account Balance; plus

(b)	100% of the balance in the sub-account of his Transfer Account which is described in the last sentence of Section 7.8(b); plus

(c)	A percentage of his Employer Contribution Account Balance, and that portion of his Transfer Account Balance other than the sub-account balance referred to in the last sentence of Section 7.8(b), based upon the number of completed Years of Service according to the following schedule:

Completed Years of Service	Vested Percentage
Less than 2 years	0%
2 years but less than 3 years	20%
3 years but less than 4 years	40%
4 years but less than 5 years	60%
5 years but less than 6 years	80%
6 years or more	100%

8.5 Treatment of Forfeited Amounts; Reinstatement

(a) The excess of a Participant’s Account Balance over his Vested Account Balance shall be forfeited as of the date of the Participant’s Termination of Employment. The forfeited amount shall be allocated as provided in Section 7.4 as of the Anniversary Date coincident with or immediately following the date the Participant incurs such a Termination of Employment (or, if later, the date the Participant fails to return to work following a layoff or a Leave of Absence as provided in Section 2.20).

(b) If a Participant returns to the employment of the Employer or any Related Employer before incurring a Break in Service consisting of at least 5 Years, any amount forfeited upon such Participant’s Termination of Employment shall be reinstated by using forfeitures in accordance with Section 7.4 and thereafter, to the extent necessary, by an additional Employer contribution allocated to the Participant’s Employer Contribution Account.

8.6 Computation of Years of Service

All Years of Service with the Employer or any Related Employer (including the Plan Year in which a Termination of Employment occurs, if the Participant completes 1,000 Hours of Service in such Plan Year) shall be taken into account in computing Years of Service for purposes of this Article VIII, except that:

(a)	If an Employee incurs a Break in Service, Years of Service before such Break in Service shall be disregarded until he has completed one Year of Service after his re-employment by the Employer or any Related Employer.

(b)	If a Participant who does not have a nonforfeitable right to any portion of his Employer Contribution Account Balance incurs a Break in Service consisting of at least 5 Computation Periods, Years of Service before such Break in Service shall be disregarded if the number of Computation Periods in such Break in Service equals or exceeds the aggregate number of Years of Service completed prior to such Break in Service.

(c)	In any Plan Year during which a Participant completes more than 500 Hours of Service but less than 1,000 Hours of Service, the Participant shall not receive credit for a Year of Service for such Plan Year, but shall continue to be a Participant, shall be credited with earnings of the Trust and shall remain in his present position on the vesting schedule in Section 8.4 without advancement.

8.7 Vesting on Termination of Trust or Termination of Employer’s Agreement to Contribute

The Vested Account Balance of each Participant shall be 100% of such Participant’s Account Balance in the event that (a) the Plan is terminated or partially terminated, (b) the Employer shall permanently discontinue contributions to the Trust or (c) the Employer’s agreement to make contributions to the Trust shall be permanently or partially terminated, whether by withdrawal from the Plan, by amendment to the Plan or by bankruptcy, liquidation or discontinuance of the business of such Employer, or by merger, consolidation or reorganization of such Employer without the adoption of this Plan within 180 thereafter by such merged, consolidated or reorganized corporation, or by operation of law or otherwise. If the Plan is partially terminated, the provisions of this Section 8.7 shall apply only to Participants affected by the partial termination.

8.8 Vesting Following Plan Amendment

In the event that any amendment is adopted to the Plan which affects, directly or indirectly, the computation of the Participants’ Vested Account Balances:

(a)	The Vested Account Balance of each Participant shall not, as a result of such amendment, be less than it would have been had the Participant incurred a Termination of Employment on the day immediately preceding the day such amendment was adopted; and

(b)	The Vested Account Balance of a Participant who, on the day the amendment is adopted, had completed at least 3 Years of Service shall thereafter be equal to the greater of the amount determined under the Plan as so amended or the amount determined under the Plan without regard to such amendment.

8.9 Vesting Following Partial Distributions

(a) If a Participant receives a distribution of all or a portion of his Employer Contribution Account Balance at a time when it is possible for him to increase the vested percentage of his Employer Contribution Account (including a Participant who received a distribution upon incurring a Termination of Employment, who returns to the employment of the Employer or any Related Employer before incurring a Break in Service consisting of at least 5) Computation Periods, then such Participant’s Vested Account Balance at any time after he is re-employed shall be determined by (1) increasing the Participant’s Employer Contribution Account Balance at such time by the Adjusted Distribution (as hereafter defined), (2) then multiplying the Employer Contribution Account Balance (as so increased) by the relevant vesting percentage under Section 8.4, and (3) then subtracting the Adjusted Distribution from the product obtained. For purposes of this Section 8.9(a), the “Adjusted Distribution” shall be equal to the amount of the distribution multiplied by a fraction, the numerator of which is the Participant’s Account Balance at the time the formula is applied and the denominator of which is the Account Balance immediately following the distribution (without regard to forfeitures).

(b) If a Participant returns to the employment of the Employer or any Related Employer after incurring a Break in Service consisting of at least 5 Computation Periods, and such Participant did not receive payment of the full amount of his Vested Account Balance, his Vested Account Balance remaining unpaid shall be placed in a separate Pre-Break Account for the Participant. The Pre-Break Account shall be treated in the same manner as the Employer Contribution Account of the Participant, except that it shall not be credited with the Employer’s contributions and the Participant shall be 100% vested in such Pre-Break Account.

ARTICLE IX

PAYMENT OF VESTED ACCOUNT BALANCES

9.1 Benefit Commencement Date

(a) Subject to the remaining provisions of this Section 9.1, the Benefit Commencement Date for each Participant shall be as soon as practicable after the Participant has incurred both a Termination of Employment and a Break in Service consisting of at least 5 years.

(b) Unless the Participant requests, in writing, a later commencement date, the Benefit Commencement Date shall not be later than one Plan Year after the close of the Plan Year in which the latest of the following events occurs:

(1)	Termination of Employment due to having retired upon reaching the Participant’s Normal Retirement Date, disability, or death; or

(2)	The Participant’s Termination of Employment for any other reason (provided the Participant has not been re-employed by the Employer or any Related Employer prior to that time); or

(3)	To the extent that a Participant’s Account Balance consists of Stock which was acquired with the proceeds of a loan incurred pursuant to Section 14.2, the Plan Year in which such loan is fully repaid.

(c) Except as provided in Section 9.8, a Participant’ s Benefit Commencement Date shall not be later than the April 1 of the calendar year following the calendar year determined below:

(1)	In the case of a Participant not described in any other clause of this Section 9. l(b), the calendar year in which he attains the age of 70- 1/2.

(2)

In the case of a Participant who attained the age of 70- 1/2 prior to January 1, 1988, and who was not described in Section 2.19(a)(3) during the Plan Year which included the last day of the calendar year in which he attained the age of 66- 1/2 or any subsequent Plan Year, the later of (i) the calendar year in which he attains the age of 70- 1/2 or (ii) the calendar year in which he retires.

(3)	In the case of a Participant who attained the age of 70- 1/2 prior to January 1, 1988, and who was described in Section 2.19(a)(3) during the Plan Year which included the last day of the calendar year in which he attained the age of 66- 1/2 or a subsequent Plan Year, the later of (i) the calendar year in which he attains the age of 70- 1/2 or (ii) the earlier of the calendar year in which he retires or the calendar year which includes the last day of the Plan Year in which he was first described in Section 2.19(a)(3).

(4)

In the case of a Participant who attained the age of 70- 1/2 during the calendar year 1988, who was not described in Section 2.19(a)(3) during the Plan Year which includes the last day of the calendar year in which he attained the age of 66- 1/2 or any subsequent Plan Year, and who is still alive on January 1, 1989, the calendar year 1989.

The provisions of this Section 9. l(b) shall apply to all Participants whose Account Balances were not completely distributed prior to January 1, 1985, subject, however, to the transitional rules set forth in Proposed Treasury Regulations Section 1.401(a)(9)-l, Part I, which are hereby incorporated herein.

(d) The Benefit Commencement Date of a Participant whose Vested Account Balance does not exceeds $3,500 shall be as soon as practicable after his Termination of Employment and payment therefor shall be in a lump sum. The Benefit Commencement Date of a Participant whose Vested Account Balance exceeds $3,500 shall not be earlier than his Normal Retirement Date unless the Participant consents in writing to an earlier date. A Participant who requests, in writing, the distribution of his Vested Account Balance prior to his Normal Retirement Date shall be considered to have consented to such distributions. If the value of a Participant’s Vested Account Balance, determined at the time of a distribution to him, exceeds $3,500, then such value at any subsequent time shall be deemed to exceed $3,500. Effective June 1, 1998, “$5,000” shall be substituted for “$3,500” in the preceding sentences of this Section 9.1(d).

(e) The date upon which the payment of a deceased Participant’s Vested Account Balance to his Beneficiary commences shall be determined under Section 9.3.

9.2 Payment to Participants

(a) Each Participant who does not elect to receive installment payments under Section 9.2(b) shall receive a single lump sum payment on his Benefit Commencement Date equal to his Vested Account Balance on such date.

(b) Any Participant whose Vested Account Balance on his Benefit Commencement Date exceeds $3,500 may elect to receive his Vested Account Balance in a series of not more than 10 annual installments determined in accordance with Section 9.6 commencing with his Benefit Commencement Date; provided, however, that the number of installments shall not be more than the number of years of the Participant’s remaining life expectancy (or the remaining joint and last survivor life expectancy of the Participant and his designated Beneficiary) as of the Benefit Commencement Date; and provided further, that except as otherwise provided in Section 9.6 the amount of any installment shall not be less than the Participant’s remaining Vested Account Balance as of the date on which such installment is paid, divided by the remaining life expectancy of the Participant (or by the remaining joint and last survivor life expectancy of the Participant and his designated Beneficiary), determined as of the first day of the calendar year in which such installment payment is made. For purposes of this Section 9.2(b), life expectancy shall be determined by the Administrator in accordance with the regulations promulgated under Section 72 of the Code. The first such installment shall be paid for the calendar year which is not later than the calendar year specified in the applicable clause of Section 9.1(b). An election pursuant to this Section 9.2(b) may be made or revoked at any time prior to the Benefit Commencement Date in accordance with rules established by the Administrator. After installment payments have commenced, a Participant may revoke his election, in which event his full remaining Vested Account Balance shall be distributed to him in a single lump sum as soon as practicable, but in no event later than the date upon which the next installment payment would have been required to have been made. Effective June 1, 1998, “$5,000” shall be substituted for “$3,500” in the first sentence of this Section 9.2(b).

9.3 Payment to Beneficiaries

(a) If a Participant dies after his Benefit Commencement Date but before his Vested Account Balance has been distributed in full, all remaining payments which would have been made to the Participant shall be made instead at the same time and in the same amounts to his Beneficiaries; provided, however, that either the Participant prior to his death, or all Beneficiaries following his death, may elect to have the remaining Vested Account Balance distributed in a single lump sum payment, subject to the provisions of Section 9.3(c).

(b) If a Participant dies prior to his Benefit Commencement Date (whether or not still employed by the Employer), then his Vested Account Balance shall be paid to his Beneficiaries as follows:

(1)	If neither the Participant nor his Beneficiaries elect installment payments under Section 9.3(b)(2), then the Participant’s Vested Account Balance shall be distributed to his Beneficiaries in a single lump sum payment as soon as practicable, but in no event later than 5 years after the Participant’s death.

(2)	If either the Participant prior to his death, or his Beneficiaries following his death, so elect in accordance with the provisions of Section 9.3(c), then each Beneficiary’s share of such Vested Account Balance shall be distributed in a series of annual installment payments which meet either of the following requirements:

(i)	The Beneficiary’s entire share of such Vested Account Balance shall be distributed within 5 years after the Participant’s death; or

(ii)	The first installment payment shall be made to the Beneficiary within one year after the Participant’s death, and each installment payment made to such Beneficiary shall be at least equal to such Beneficiary’s share of the Participant’s remaining Vested Account Balance divided by such Beneficiary’s remaining life expectancy as of the first day of the calendar year in which such payment is made (determined in accordance with regulations promulgated under Section 72 of the Code).

In the case of a Beneficiary who is the surviving Spouse of the Participant, the first payment made under Section 9.3(b)(2)(ii) may be made not later than the day on which the Participant would have attained age 70- 1/2, and if such surviving Spouse dies before such date, such surviving Spouse’s share of the Participant’s Vested Account Balance shall be distributed in accordance with the provisions of this Section 9.3(b) as though such surviving Spouse were the Participant. For purposes of the preceding sentence, the Administrator may, to the extent of regulations promulgated under Section 401(a)(9)(F) of the Code, treat amounts payable to a child of the Participant as made to his surviving Spouse if such amounts will become payable to such Spouse upon such child reaching the age of majority or upon such other event occurring as may be specified in such regulations.

(c) Any election and any revocation of any election made under this Section 9.3 shall be in accordance with rules established by, and shall be subject to the approval of, the Administrator; provided that any election which has the effect of causing any portion of the Vested Account Balance to be paid to any Beneficiary other than the surviving Spouse of the Participant, shall be effective only if (1) such election identifies the designated Beneficiary, and is consented to, in writing, by the Spouse and the Spouse’s signature is witnessed either by a representative designated by the Administrator or by a notary public, or (2) it is established, to the satisfaction of the Administrator, that the Participant had no surviving Spouse, or that the consent of the Spouse cannot be obtained because the Spouse cannot be located or because of such other circumstances as may be specified in regulations promulgated under Section 417(a)(2)(B) of the Code. The Spouse’s consent, if given, shall be irrevocable, but shall not be binding upon any future Spouse. Such election may be revoked by the Participant at any time prior to his Benefit Commencement Date without the Spouse’s consent, but any change in such election (including any change in the Beneficiary specified therein) shall require the Spouse’s consent as set forth above.

(d) Anything else in this Section 9.3 to the contrary notwithstanding, if a Participant’s Beneficiary is his estate pursuant to Section 10.2, his Vested Account Balance shall be paid to his estate in a single lump sum.

9.4 Extent of Further Participation in Trust

(a) Upon the distribution of the full amount of a Participant’s Vested Account Balance in a lump sum pursuant to the provisions of Sections 9.2(a) or 9.3(b)(l), such Participant (and his Beneficiaries) shall cease to have any interest in the Trust and all obligations hereunder of the Trustee and the Employer or any Related Employer to them shall cease.

(b) In the event that the distribution of a Participant’s Vested Account Balance is made in installments pursuant to the provisions of Sections 9.2(b) or 9.3(b)(2), such Participant’s Vested Account Balance remaining payable from time to time shall constitute a liability of the Trust and at the election of the Participant or his Beneficiary, as the case may be, shall either (1) continue to share in the gains and losses of the Trust pursuant to Section 7.2 until it is completely distributed or (2) shall be segregated and placed in an account at a national bank or other comparable financial institution insured by the Federal Deposit Insurance Corporation and shall be credited with any interest earned on such account. Such Participant’s Vested Account Balance remaining payable from time to time, after it is segregated, shall not participate in gains or losses of the Trust or in the Employer’s contributions thereto. The Administrator shall adopt such rules as it deems necessary or advisable to permit Participants to make elections and, if it so determines, to revoke or to modify such elections under this Section 9.4(b).

(c) Each Account of a Participant who dies or incurs a Termination of Employment shall continue to share in all allocations of gains and losses of the Trust pursuant to Section 7.2 until it is completely distributed or segregated pursuant to Sections 9.4(a) or (b), as the case may be.

9.5 Payment to Persons Under Legal Disability

In the event that any amount hereunder shall become payable to a minor or to a person under legal or other disability who, in the opinion of the Administrator, is unable to administer such distribution, such amount may be paid to any person(s) the Administrator deems best for the maintenance, care, support and education of such minor or disabled person. Any such payment in accordance with the provisions of this Section 9.5 shall be a complete discharge of any liability for the making of such payment under the provisions of the Plan.

9.6 Payment in Installments

(a) If a Participant or Beneficiary elects to have an Account distributed in annual installments pursuant to Section 9.2(b) or 9.3(b)(2), the installment for each calendar year shall be paid not later than December 31 of such calendar year. Notwithstanding the foregoing, if the first calendar year for which an installment payment is to be made pursuant to Section 9.2(b) is the calendar year specified under the applicable clause of Section 9.1(c), payment of such installment may be deferred until not later than the date set forth in Section 9.1(c), but such deferral shall not affect the date by which the installment for the next succeeding year must be paid.

(b) The amount of the installment payment for any calendar year shall be equal to the Vested Account Balance as of the Anniversary Date which occurs in the immediately preceding calendar year, divided by the divisor determined under Section 9.6(c). For purposes of determining the amount of the installment payment, the Vested Account Balance shall include all income, expenses, gains, losses, contributions and forfeitures allocated as of such Anniversary Date, and shall be reduced by distributions made after the Anniversary Date only (1) if the Anniversary Date is other than a December 31 and such distributions are made on or before December 31 of the calendar year in which the Anniversary Date occurs, or (2) to the extent that, as permitted by the second sentence of Section 9.6(a), a portion of the first installment payment required under Section 9.2(b) is paid after the end of the calendar year for which such installment is required. To the extent that any amount is distributed for any calendar year in excess of the installment payment required for such calendar year, such excess shall not reduce the amount of the installment payment required for any subsequent year.

(c) The divisor used to determine the amount of each installment payment shall be determined as follows:

(1)

Unless the person making the election elects to redetermine life expectancies each year in accordance with Section 9.6(c)(2), the divisor for the first year for which an installment payment is to be made (hereinafter the “initial divisor”) shall be a number specified by the person making the election, and the divisor for each succeeding year shall be equal to the divisor for the immediately preceding year reduced by one. If the first year for which an installment payment will be made is the latest calendar year for which installment payments are allowed to commence pursuant to Section 9.2(b) or Section 9.2(c)(2), the initial divisor shall not be greater than, in the case of installments payable under Section 9.2(b), the life expectancy of the Participant (or, if applicable, the joint and last survivor life expectancy of the Participant and Beneficiary) or, in the case of installments payable under Section 9.3(b)(2), the life expectancy of the Beneficiary, determined as of the Participant’s and/or Beneficiary’s birthday which occurs in such calendar year. If installments commence in a calendar year earlier than the latest calendar year for which they are required to begin, the initial divisor shall not be greater than the maximum initial divisor as set forth in the preceding sentence, increased by one for each calendar year prior to the latest year for which installments are required to begin. If the person making the election fails to specify the initial divisor, or specifies an improper initial divisor, the initial divisor shall be the largest initial divisor that the person making the election could have specified.

(2)	If the person electing to receive installments is either the Participant or the Participant’s Spouse, such person may also elect to redetermine the life expectancy of the Participant, the Participant’s Spouse, or both, on an annual basis. Such election may be made or revoked, in writing, at any time prior to the time at which the first installment is required to be paid pursuant to Section 9.2(b) or Section 9.3(b)(2). Thereafter, such election or failure to elect shall be irrevocable. If such election is made, then the divisor for each year for installments payable pursuant to Section 9.2(b) shall be the remaining life expectancy of the Participant (or, if applicable, the remaining joint and last survivor life expectancy of the Participant and his Beneficiary) determined as of their respective birthdays attained in such year; provided, however, that if the Participant’s Beneficiary is other than the Participant’s Spouse, or if the Participant has not elected to redetermine his Spouse’s life expectancy, then the divisor shall be determined in accordance with Proposed Treasury Regulations Section 1.401(a)(9)-l, Q & A-E-8(b). The divisor for each year for installments payable to the Participant’s surviving Spouse under Section 9.3(b)(2) shall be the remaining life expectancy of the surviving Spouse as of his birthday attained in such year.

(3)	For all purposes of this Section 9.6, life expectancies shall be determined in accordance with the expected return multiplies set forth in Tables V and VI of Treasury Regulations Section 1.72-9 as in effect at the time the life expectancy is being determined.

(4)	Anything else contained herein to the contrary notwithstanding, the divisor for any year shall not be less than the divisor required by the minimum distribution incidental benefit requirement as set forth in Proposed Treasury Regulations Section 1.401(a)(9)-2, Q & A-4.

(d) Installments may be paid at regular intervals of less than a year, provided that the total amount paid in any year shall not be less than the annual installment required for such year pursuant to this Section 9.6.

9.7 Compliance with Regulations

The provisions of this Article IX are intended to comply with the minimum distribution requirements of Section 401(a)(9) of the Code and of Proposed Treasury Regulations Section 1.401(a)(9)-l promulgated thereunder, including the incidental death benefit requirement as set forth in Proposed Treasury Regulations Section 1.401(a)(9)-2. Anything else contained in this Plan to the contrary notwithstanding, all distributions shall be made in accordance with Section 401(a)(9) and said Regulations, which shall override any provisions of this Plan which are inconsistent therewith. Upon the promulgation of final Treasury Regulations replacing Proposed Treasury Regulations Section 1.401(a)(9)-l and -2, the provisions of this Article IX shall be construed by reference to such final Treasury Regulations and shall be implemented accordingly.

9.8 Distributions of Stock and Dividends

(a) Anything else in this Article IX to the contrary notwithstanding, any Stock held in the Account of a Participant as of his Benefit Commencement Date or the date of his death shall be distributed to such Participant or his Beneficiaries in kind, unless such Participant or his Beneficiaries affirmatively elect, in writing, to receive a distribution of the value of such Stock in cash; provided, however, that the value of any fractional share of Stock shall be distributed in cash. To the extent the value of such Stock is distributed in cash, such Stock shall be reallocated among the Employer Contribution Accounts of the remaining Participants, and the amount of such cash distribution shall be charged against such Employer Contribution Accounts, in proportion to the balances therein.

(b) If any dividend is paid on Stock held by the Trust, the Administrator may, in its discretion, direct the Trustee to distribute such dividend among the Participants in proportion to the Stock allocated to their Accounts as of the end of the Plan Year in which such dividend is paid, not later than 90 days after the end of such Plan Year.

9.9 Right of First Refusal and Options on Stock

(a) Subject to Section 9.9(c), all shares of such distributed to any Participant or Beneficiary may, as determined by the issuer of the Stock or the Administrator, be subject to a right of first refusal. Such right shall provide that prior to any subsequent transfer, the Stock must first be offered by written offer to the Trust, and then, if refused by the Trust, to the issuer. In the event that the proposed transfer constitutes a gift or other transfer at less than fair market value, the price per share shall be determined by an independent appraiser (appointed by the Administrator) as of the Anniversary Date coinciding with or immediately preceding the date of exercise. In the event of a proposed purchase by a prospective bona fide purchaser, the price shall be the greater of the fair market value, as so determined, or the price offered by the prospective bona fide purchaser. Valuations must be made in good faith and based on all relevant factors for determining the fair market value of securities. The Trust may accept the offer at any time during a period not exceeding seven days after receipt of such offer. In the event the Trust does not accept such offer, the issuer may accept such offer at any time during a period not exceeding seven days thereafter. Payment for Stock purchased pursuant to a right of first refusal with respect to a proposed gift shall be either in cash, not later than 30 days after the right is exercised, or in not more than five annual installments, the first to be paid within 30 days of exercise, and the remaining four to bear interest at the rate designated under Section 483(c)(l)(B) of the Code from time to time. In the case of a proposed sale, payment shall be made in accordance with the payment terms offered by the proposed purchaser.

(b) Any Participant (or Beneficiary) to whom Stock is distributed shall have the right to require the issuer of such Stock to purchase such Stock, by written notice delivered to such issuer, either within 60 days after such distribution is received or within the first 60 days of the next succeeding Plan Year. The purchase price in either case shall be the fair market value [determined as provided in Section 9.9(a)] as of the Anniversary Date preceding the exercise of the option. The purchase price shall be paid either in cash within 30 days of exercise or in not more than 5 annual installments, the first to be paid within 30 days of exercise, and the remaining 4 to bear interest at the rate designated under Section 483(c)(l)(B) of the Code from time to time. If any Participant notifies such issuer that he is exercising his option, such issuer shall notify the Trustee, which shall have the right to assume the rights and obligations of such issuer under this Section 9.9(b).

(c) Sections 9.9(a) and (b) shall not apply to any Stock which is readily tradable on an established market.

(d) Except as otherwise provided in this Section 9.7, no Stock shall be subject to any option, right of first refusal, buy-sell agreement, or similar restriction. No amendment shall be adopted to the Plan which shall cause any Stock to be subject to any such restriction, whether or not the Plan continues to be an employee stock ownership plan as defined in Code Section 4975(a).

9.10 Direct Rollovers

(a) Notwithstanding any other provision of the Plan to the contrary which would otherwise limit the election of a Distributee (as hereinafter defined) under this Section 9.10, a Distributee may elect, at the time and in the manner permitted by the Administrator, to have any portion of an Eligible Rollover Distribution (as hereinafter defined) paid directly to an Eligible Retirement Plan (as hereinafter defined) specified by the Distributee in a Direct Rollover (as hereinafter defined).

(b) For purposes of this Section 9.10, the following terms shall have the meanings indicated:

(1)	“Direct Rollover”: A payment by the Plan to the Eligible Retirement Plan specified by a Distributee.

(2)	“Distributee”: A Participant who is an Employee or former Employee. In addition, (i) such a Participant’s spouse or former spouse who is the alternate payee under a “qualified domestic relations order,” as defined in section 414(p) of the Code, and (ii) the surviving spouse of a deceased Participant who was an Employee or former Employee, are Distributees with regard to the interest of such spouse or former spouse in the Plan.

(3)	“Eligible Retirement Plan”: An individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, which accepts a Distributee’s Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to a Distributee who is surviving spouse, an “Eligible Retirement Plan” means an individual retirement account or individual retirement annuity.

(4)	“Eligible Rollover Distribution”: Any distribution of all or any portion of the balance to the credit of the Distributee under the Plan, except that an Eligible Rollover Distribution shall not include: (i) any distribution which is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of 10 years or more; (ii) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and (iii) the portion of any distribution which is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities). The enumeration in the preceding sentence of any form of payment shall not imply that any person has the right to receive benefits under the Plan in such form unless otherwise specifically provided under the Plan.

9.11 Withdrawals Due to Permanent Disability

In the event a Participant becomes Permanently Disabled, but has not yet incurred a Termination of Employment, he or his legal representative may withdraw all or a portion of his Vested Account Balance. The form of any such withdrawal shall be determined pursuant to Section 9.2.

ARTICLE X

DESIGNATION OF BENEFICIARIES

10.1 Participants to Name Beneficiaries

Each Participant may file with the Administrator, in such form as the Administrator shall from time-to-time require, a written designation of a Beneficiary or Beneficiaries (including contingent or successive Beneficiaries) who shall be entitled to receive any benefits which may become payable upon the Participant’s death. If more than one Beneficiary is designated, such designation shall also specify the manner in which payments are to be divided. In the absence of such designation, all payments shall be divided per capita, or, if the Beneficiaries are the Participant’s descendants, per stirpes. The Beneficiaries may be changed at any time or times by the filing of a new designation with the Administrator, without the necessity of obtaining the written consent of any Beneficiary, subject to the rights of the Participant’s spouse under Section 9.3(c). No designation of a Beneficiary or change thereof shall be effective until it has been received by the Administrator. The Administrator shall be entitled to rely upon the last designation filed by the Participant prior to his death.

10.2 No Beneficiary Designated; Death of Beneficiary

If a Participant dies without having a Beneficiary designation in force, or if at the time of the Participant’s death (or the date on which a subsequent installment payment is due) all designated Beneficiaries have died or are no longer in existence (in the case of Beneficiaries who are not individuals), payment shall be made to the deceased Participant’s surviving Spouse; or if there is no surviving Spouse (or if the surviving Spouse dies before a subsequent installment payment is due), to the deceased Participant’s descendants (including adopted descendants), per stirpes; or if there are no living descendants, to the deceased Participant’s estate.

10.3 No Liability for Payment to Beneficiaries

The Administrator shall determine the identity of Beneficiaries, and in so doing, may act upon such information as, on reasonable inquiry, it may deem reliable with respect to heirship, relationship, survivorship, or any other fact relative to the distributes; and the Trustee and Administrator shall be indemnified and saved harmless by the Employer with respect to all payments required to be made hereunder, if made in good faith and without actual notice or knowledge of the changed condition or status of any person receiving payments. The Administrator may rely on any list or notice furnished by the Employer or any Related Employer as to the facts, the occurrence of any events, or the existence of any situation, and shall not be bound to inquire as to the basis of any such decision, list, or notice, and shall be indemnified and saved harmless by the Employer for any action taken or suffered to be taken by him in reliance thereon. In the event any question or dispute shall arise as to the proper person or persons to whom any payment shall be made, the Trustee may withhold such payment until a determination of such question or dispute shall have been made, or until the Trustee shall have been adequately indemnified against loss to his satisfaction. In consideration of being permitted to designate his Beneficiaries, the Participant hereby waives, for himself and all persons claiming by or through him, any claim against the Administrator, the Committee, the Trustee and the Employer or any Related Employer as a result of any determination made in good faith as to the persons entitled to receive any distribution of the Participant’s Vested Account Balance.

10.4 Qualified Domestic Relations Orders

To the extent provided in any Qualified Domestic Relations Order, and subject to the provisions of Section 17.4(b) the person or persons named therein shall be considered the Participant’s Beneficiary.

ARTICLE XI

FIDUCIARY CAPACITY AND RESPONSIBILITY

11.1 General Fiduciary Standard of Conduct

Each fiduciary under the Plan shall discharge his duties hereunder solely in the interest of the Participants and their Beneficiaries and for the exclusive purpose of providing benefits to the Participants and their Beneficiaries and defraying the reasonable expenses of administering the Plan and the Trust. Each fiduciary shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man, acting in a like capacity and familiar with such matters, would use in the conduct of an enterprise of a like character and with like aims, in accordance with the documents and instruments governing the Plan and the Trust, insofar as such documents and instruments are consistent with this standard.

11.2 Allocation of Responsibility Among Fiduciaries

(a) The fiduciaries shall have only those specific powers, duties, responsibilities and obligations as are specifically given to them under this Plan. The Employer shall have the sole responsibility for making the contributions provided for under Article IV, and to amend or terminate, in whole or in part, the Plan and the Trust. The Committee shall have the sole responsibility for assisting the Administrator in the administration of the Plan, which responsibility is specifically described in the Plan. The Trustee shall have the sole responsibility for the administration of the Trust and the management of the assets held under the Trust (unless otherwise managed by an investment manager), all as specifically provided in the Trust. Each fiduciary warrants that any directions given, information furnished or action taken by him shall be in accordance with the provisions of the Plan or the Trust authorizing or providing for such direction, information or action. Each fiduciary may rely upon any such direction, information or action of another fiduciary as being proper under the Plan and the Trust, and is not required to inquire into the propriety of any such direction, information or action. No fiduciary guarantees the Trust in any manner against investment loss or depreciation in asset value. The Administrator, the members of the Committee, the Trustee and any investment manager shall each be a “named fiduciary” as defined in Section 402(a)(2) of ERISA. The Administrator may appoint such other named fiduciaries as it may determine are necessary or appropriate for the administration of the Plan.

(b) A fiduciary shall not be liable for the acts or omissions of another fiduciary unless (1) the fiduciary knowingly participates in, or knowingly attempts to conceal the act or omission of, another fiduciary and knows the act or omission is a breach of a fiduciary responsibility by the other fiduciary; or (2) the fiduciary has knowledge of a breach by the other fiduciary and shall not make reasonable efforts to remedy the breach; or (3) the fiduciary’s breach of his own fiduciary responsibility permits the other fiduciary to commit a breach.

11.3 Administrator

(a) Richardson, or such person as the Employer shall designate pursuant to paragraph (b), shall serve as the Administrator of the Plan. The Administrator shall be the “plan administrator” as defined in Section 414(g) of the Code, and the “administrator” as defined in Section 3(16)(A) of ERISA. The Administrator shall have the duty to file such plan descriptions and annual reports as may be required by ERISA or similar legislation and shall be designated to accept service of legal process and any other notices for the Plan. The Administrator shall also furnish each Participant with a summary plan description and provide each Participant with a statement of his Account Balance and his Vested Account Balance as of each Anniversary Date. The Administrator shall provide the notice required by Section 402(f) of the Code, with each distribution made after December 31, 1984, which constitutes a qualifying rollover distribution as defined by Section 402(a)(5)(E) of the Code.

(b) The Employer shall have the authority to appoint another corporation or one or more persons to serve as the Administrator hereunder, in which event such corporation or person (or persons) shall exercise all of the powers, duties, responsibilities and obligations of the Administrator hereunder.

11.4 Powers and Duties of Administrator

The Administrator shall have all necessary power to accomplish its duties under the Plan in its discretion, including without limitation the power to:

(a)	Construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder (which determinations shall, in the absence of abuse of discretion, be binding upon all parties);

(b)	Prescribe procedures to be followed by Participants or Beneficiaries filing applications for benefits;

(c)	Assist any Participant regarding any rights, benefits or elections available under the Plan;

(d)	Adopt reasonable procedures for determining whether any order, judgment or decree constitutes a Qualified Domestic Relations Order, and notify the Participant and all alternate payees affected or their designated representatives as to the results of its determinations;

(e)	Determine whether to permit assets of the Trust to be used for loans to Participants pursuant to Section 14.1 and, if such use is to be permitted, adopt reasonable procedures to implement such determination and give all instructions to the Trustee relating thereto;

(f)	Direct the Trustee with respect to the amount and type of benefits to which any Participant or Beneficiary shall be entitled hereunder and with respect to other disbursements from the Trust;

(g)	Receive from the Employer and from Participants such information as shall be necessary for the proper administration of the Plan;

(h)	Maintain all the necessary records for the administration of the Plan;

(i)	Receive, review and keep on file (as it deems convenient and proper) reports of benefit payments made by the Trustee and reports of disbursements for expenses directed by it;

(j)	Make, or instruct the Trustee to make, equitable adjustments for any mistakes or errors made in the administration of the Plan; and

(k)	Do all other acts which the Administrator deems necessary or proper to accomplish and implement its responsibilities under the Plan.

11.5 Claims Procedure

(a) A Participant or Beneficiary, or an authorized representative acting on his behalf (hereinafter called the “Claimant”), may notify the Administrator of a claim for benefits under the Plan. Such notice shall be in writing and may be in any form provided by or acceptable to the Administrator and shall set forth the basis of such claim and shall authorize the Administrator to conduct such examinations as may be necessary to determine the validity of the claim and to take such steps as may be necessary to facilitate the payment of any benefits to which the claimant may be entitled under the terms of the Plan. A Claimant shall have no right to seek review of a denial of benefits, or to bring any action in any court to enforce a claim for benefits prior to his filing a claim for benefits and exhausting his rights to review under this Section 11.5.

(b) When a claim for benefits has been filed properly, such claim for benefits shall be evaluated and the Claimant shall be notified of the approval or the denial within 90 days after the receipt of such claim unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 90-day period which shall specify the special circumstances requiring an extension and the date by which a final decision will be reached (which date shall not be later than 180 days after the date on which the claim was filed). A Claimant shall be given a written notice in which the Claimant shall be advised as to whether the claim is granted or denied, in whole or in part. If a claim is denied, in whole or in part, the Claimant shall be given written notice which shall contain (1) the specific reasons for the denial, (2) references to pertinent plan provisions upon which the denial is based, (3) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary and (4) the Claimant’s rights to seek review of the denial.

(c) If a claim is denied, in whole or in part, the Claimant shall have the right to request that the Administrator review the denial, provided that the Claimant files a written request for review with the Administrator within 60 days after the date on which the Claimant received written notification of the denial. A Claimant (or his duly authorized representative) may review pertinent documents and submit issues and comments in writing to the Administrator. Within 60 days after a request for review is received, the review shall be made and the Claimant shall be advised in writing of the decision on review, unless special circumstances require an extension of time for processing the review, in which case the Claimant shall be given a written notification within such initial 60-day period specifying the reasons for the extension and when such review shall be completed (provided that such review shall be completed within 120 days after the date on which the request for review was filed). The decision on review shall be forwarded to the Claimant in writing and shall include specific reasons for the decision and references to plan provisions upon which the decision is based. A decision on review shall be final and binding on all persons for all purposes. If a Claimant shall fail to file a request for review in accordance with the procedures described in this Section 11.5, such Claimant shall have no right to review and shall have no right to bring action in any court and the denial of the claim shall become final and binding on all persons for all purposes.

11.6 Indemnification by Employer

The Employer shall indemnify the members of the Committee, the Administrator and each Trustee for, and hold them harmless from and against, any and all liabilities, losses, costs or expenses (including reasonable attorneys fees) of whatsoever kind and nature which may be imposed on, incurred by or asserted against them at any time by reason of their service under the Plan or the Trust as long as they did not act dishonestly or engage in willful misconduct or gross negligence in their official capacities hereunder.

11.7 Service in Multiple Capacities

Any person may serve in more than one fiduciary capacity hereunder, including but not limited to service both as a member of the Committee and as a Trustee.

11.8 Voting of Stock by Participants and Beneficiaries

With respect to any Stock which is entitled to vote and which is a “registration-type class of securities,” within the meaning of Code Section 409(e)(4), each Participant or Beneficiary to whose Account shares of such Stock have been allocated shall be entitled to direct the Trustee as to the manner in which such shares are to be voted. With respect to any Stock not described in the preceding sentence, each Participant or Beneficiary to whose Account shares of such Stock have been allocated shall be entitled to direct the Trustee as to the manner in which the voting rights with respect to such Stock are to be exercised with respect to any corporate matter which involves the voting of such shares with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all of the assets of a trade or business or such similar transaction as the Secretary of the Treasury may prescribe in regulations.

ARTICLE XII

THE COMMITTEE

12.1 Appointment and Membership

The Administrator shall appoint a Committee to assist it in its administration of the Plan. The Committee shall consist of such number of members as the Administrator shall determine, who shall be appointed by and serve at the pleasure of the Administrator. The Administrator may delegate to the Committee any of its specific duties, rights and authorities under the Plan, or may delegate the Committee general authority to administer the Plan, in which event this Plan shall be construed as though the term “Committee” were substituted for “Administrator” wherever the latter appears other than in this Article XII; provided that neither the Committee nor any member of the Committee shall be deemed to be the Administrator pursuant to Section 11.3(a) unless the Committee or such member is specifically so designated.

12.2 Compensation and Expenses

The members of the Committee shall serve without compensation for their services hereunder. All expenses of the Committee, including expenses incurred in the hiring of consultants, advisors, investment managers, attorneys and accountants, shall be paid by the Employer to the extent that such expenses are not paid out of the Trust.

12.3 Committee Procedures and Actions

(a) The Committee shall act by a majority of its members at the time in office and such action may be taken either by vote at a meeting or in writing without a meeting.

(b) The Committee may adopt such by-laws, rules and regulations as it deems necessary, desirable or appropriate for the conduct of its affairs. All rules and decisions of the Committee shall be uniformly and consistently applied to all Participants and Beneficiaries in similar circumstances. When making a determination or calculation, the Committee shall be entitled to rely upon information furnished by a Participant or Beneficiary, the Employer or any Related Employer, the Administrator or the Trustee, and shall have no duty or responsibility to verify such information.

(c) The Committee may authorize any one or more of its members to execute any instrument or document on its behalf.

(d) The Committee shall periodically (but no less frequently than annually) consult with the Trustee (or any investment manager) with regard to the investment policy of the Plan and the methods to be used to carry out the Plan’s objectives.

12.4 Resignation or Removal of Committee Member

(a) Any member of the Committee may resign from office at any time by notifying the Administrator, the other members of the Committee and the Trustee in writing, at least 10 days in advance, of such resignation; provided, however, that such notice may, at the option of the parties, be waived.

(b) Any member of the Committee may be removed from office by the Administrator at any time, with or without cause. Such removal shall be effectuated by the tendering to such member, the other members of the Committee and the Trustee of a written notice of removal, to take effect on the date specified therein; provided, however, that such notice may, at the option of the parties, be waived. A member of the Committee who is a Participant shall automatically be removed from the Committee upon his retirement, Permanent Disability or Termination of Employment.

(c) Upon such resignation or removal of a member of the Committee, or upon his death, the Administrator shall promptly appoint a successor member of the Committee, who may be any individual, whether or not a Participant, and shall give prompt written notice thereof to the other members of the Committee and the Trustee. In the event of the failure of the Administrator to appoint such successor by the effective date of such resignation or removal, or within 10 days after such death, the remaining members of the Committee may appoint such successor.

(d) Each successor member of the Committee shall have all the powers, duties, responsibilities and obligations conferred by the Plan as if originally named to the Committee. No successor member of the Committee shall be personally liable for any act or failure to act of his predecessor or have any duty to review the actions of his predecessor.

12.5 Committee/Administrator Decisions Final

The Committee and the Administrator have discretionary authority to determine matters within their jurisdiction and the decisions of the Committee and of the Administrator in matters within its jurisdiction shall be final, binding and conclusive upon the Employer and the Trustee and upon each Employee, Participant, former Participant, Beneficiary and every other person or party interested or concerned.

ARTICLE XIII

THE TRUST

13.1 Trust Agreement

All matters relating to the establishment of the Trust, the investment of the Trust assets and the appointment, resignation or removal, compensation, powers and duties of the Trustees are set forth in the Trust Agreement, except to the extent Article XIV applies.

ARTICLE XIV

LOANS TO PARTICIPANTS;

LOANS TO ACQUIRE STOCK; DIVERSIFICATION ELECTIONS

14.1 Loans to Participants

(a) If the Administrator determines, in its sole discretion, to permit loans to Participants, it shall specify a form of loan application. After receiving and reviewing a Participant’s application for a loan and such other material as may reasonably be required, the Administrator may, in its sole discretion, direct the Trustee to make a loan to a Participant. Any borrowing by a Participant shall not affect his participation in the Plan. Loans shall be made available to all Participants on a reasonably equivalent basis, and shall not be made available to Highly Compensated Employees [as defined in Section 414(q) of the Code] in an amount greater than that which is made available to other Participants.

(b) Each Participant may borrow not more than the lesser of (1) $50,000 reduced by the excess, if any, of (i) the highest outstanding balance of loans made to the Participant from the Plan during the one year period ending on the day before the date on which such loan was made, over (ii) the outstanding balance of loans made to the Participant from the Plan on the date on which such loan was made, or (2) 50% of his Vested Account Balance. In determining if these limitations have been exceeded, all loans previously made to a Participant from the Plan [or from any other employee plan qualified under Section 401(a) of the Code maintained by the Employer or any Related Employer] shall be taken into consideration, to the extent of the highest outstanding balances of such loans during the one year period ending on the date on which the loan from this Plan is made.

(c) Anything to the contrary notwithstanding, all loans from the Plan shall be deemed to be a directed investment of the Participant’s Account. For purposes of determining the annual value of the assets of the Trust, the amount of any loan to a Participant shall be valued separately from the other assets of the Trust as provided in Section 7.2(a)(2), although any loan shall be considered at all times to be part of a Participant’s Account for all other purposes of the Plan.

(d) All loans from the Plan shall be at a reasonable rate of interest as determined from time to time by the Administrator. All interest paid by a Participant on a loan shall be credited directly to his Account.

(e) All loans shall be evidenced by a written promissory note executed by the Participant which shall contain the terms of repayment. As security for a loan, the Participant shall execute an irrevocable pledge and assignment to the Trustee of his entire right, title and interest in and to his Account.

(f) All loans shall be repaid by the Participant in such manner and upon such terms as shall be elected by the Participant and approved by the Administrator in accordance with guidelines established from time to time by the Administrator; provided, however, that any repayment terms shall be subject to the following guidelines:

(1)	Any loan [other than a loan described in Section 14.1(f)(2)] shall be required, by its terms, to be repaid by the Participant within 5 years.

(2)	Any loan which is used by the Participant to acquire any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as a principal residence of the Participant shall be required, by its terms, to be repaid by the Participant within a period of time as determined by the Administrator.

(3)	Any loan shall be required, by its terms, to be amortized in level payments, made not less frequently than quarterly, over the term of the loan. Such amortization may be made by level payments of combined interest and principal, or by equal payments of principal with interest actually earned.

(g) The Administrator shall have the authority to adopt such rules and procedures as may be necessary in its sole discretion to implement the provisions contained in this Section 14.1, provided that such rules and procedures are not inconsistent with the provisions of ERISA.

14.2 Loans to Acquire Stock

(a) The Administrator may at any time direct the Trustee to cause the Trust to borrow money from a “disqualified person” (as defined in Section 4975 of the Code), or to incur a debt guaranteed by a disqualified person if the entire proceeds of such loan are used in a reasonable time to either purchase Stock, or to repay a loan previously incurred under this Section 14.2 and the loan otherwise meets the requirements of this Section 14.2.

(b) Any debt incurred pursuant to Section 14.2(a) must:

(1)	Be for the primary benefit of Participants;

(2)	Be on terms such that the repayment will not cause other assets of the Trust to be depleted;

(3)	If the lender is not an independent party, be on terms at least as favorable to the Trust as the terms of a comparable loan from an independent party;

(4)	Provide that, on default, the value of trust assets transferred in satisfaction of the loan do not exceed the amount of the default; and, if the lender is a disqualified person, must provide that a default consists only of failure to make payments when due and is limited to the amount of such payments;

(5)	Be at a reasonable rate of interest; and

(6)	Comply with all other regulations and rulings applicable to a loan described in Section 4975(d)(3) of the Code.

(c) All Stock acquired with the proceeds of a loan described in Section 14.2(a), whether or not pledged or otherwise encumbered, shall be credited to a Suspense Account. Each Plan Year, there shall be released from the Suspense Account, and allocated in accordance with Section 6.1(b), a number of shares of stock equal to the total number of shares held in the Suspense Account immediately prior to such release multiplied by a fraction, the numerator of which is the principal and interest paid on such loan during the Plan Year and the denominator of which is the sum of the numerator and all principal and interest payments remaining unpaid at the end of the Plan Year; without regard to possible renewals or extensions. If the interest rate on the loan is variable, such fraction shall be computed by assuming that the interest rate in effect at the end of the Plan Year shall remain in effect for the remaining term of the loan. The terms of any loan made pursuant to Section 14.2(a) must provide for a definitely ascertainable number and amount of payments, and the terms of any pledge or other encumbrance of the Stock which secures such loan must permit the release of a sufficient number of shares of stock to satisfy this Section 14.2(c).

14.3 Diversification Elections

(a) Each Qualified Participant may make an election (the “Election”) within 90 days after each Anniversary Date during the Qualified Election Period to direct the Plan to distribute to him, or on his behalf, a portion of his Account Balance equal to his Diversification Amount. An Election shall be made in, in writing, on a form to be supplied by the Administrator for such purpose. A Participant shall become a “Qualified Participant” on the first day on or after which he has both attained age 55 and completed 10 years of participation in the Plan. The “Qualified Election Period” shall be the 6-year period commencing with the Plan Year in which the Participant first becomes a Qualified Participant. During any one of the first 5 Plan Years of the Qualified Election Period, the “Diversification Amount” shall be an amount equal to the excess, if any, of 25% of:

(1)	The number of shares of Stock credited to the Qualified Participant’s Account on or before the last Anniversary Date preceding the Plan Year for which such Election is made, less

(2)	The number of shares of Stock previously distributed to such Qualified Participant (or, where he had requested a distribution in cash, the number of shares of Stock in connection with such a cash distribution to him).

In the last Plan Year of the Qualified Election Period, the preceding sentence shall be applied by substituting “50%” for “25%.” In applying either such percentage, any resultant fractional share under .5 shall be disregarded and any resultant fractional share of .5 or more shall be considered as an additional full share.

(b) Not later than 90 days after the close of each 90-day period described in Section 14.3(a), the Administrator shall implement such Qualified Participant’s Election by distributing to him Stock equal to the Diversification Amount, or, if so directed by him, the Administrator shall cause such Stock to be sold on the open market and the net proceeds distributed to him, or on his behalf, subject to Section 9.10.

(c) The Administrator shall have the sole responsibility for and complete discretion in establishing and, if it deems it necessary, amending the rules and procedures governing the time and manner in which Qualified Participants may make, modify or revoke any Election pursuant to this Section 14.3. The discretion of the Administrator in this regard shall only be limited by the general requirement that such discretion be exercised in a non-discriminatory manner and in compliance with the requirements of Code Section 401(a)(28) and any regulations promulgated thereunder.

(d) The purpose of this Section 14.3 is to conform to the requirements of Code Section 401(a)(28). To the extent that this Section 14.3 is inconsistent with Section 401(a)(28), the provisions of Section 401(a)(28) shall control.

ARTICLE XV

AMENDMENT

15.1 Right to Amend

Richardson shall have the right at any time or times to amend this Plan, in whole or in part.

15.2 Retroactivity of Amendments

No amendment to this Plan may be made effective retroactively to a date prior to the beginning of the Plan Year in which it is adopted, except amendments which are necessary to establish or maintain, without interruption, the qualification of the Plan for tax exemption under the provisions of the Code.

15.3 Limitations on Right to Amend

No amendment shall be made to this Plan which shall:

(a)	Directly or indirectly operate to give the Employer or any Related Employer any interest in the Trust or to deprive any Participant or Beneficiary of his interest in the Trust, or cause any part of the income or corpus of the Trust to be used for, or diverted to, purposes other than for the exclusive benefit of the Participants or their Beneficiaries, except as provided in Section 17.1.

(b)	Impose any duties, responsibilities or obligations on the Trustee without its written consent; or

(c)	Eliminate an optional form of benefit or eliminate or reduce an “early retirement benefit” or a “retirement-type subsidy” [as defined in Section 411(d)(6)(B) of the Code].

ARTICLE XVI

ADOPTION, WITHDRAWAL AND TERMINATION

16.1 Adoption of Plan

(a) With the written consent of the Administrator, any other corporation, including a Related Employer, may adopt this Plan for the exclusive benefit of its eligible employees by appropriate resolution, which shall specify the effective date of such adoption and which may contain such changes and variations in the Plan and Trust as the Administrator shall approve, and by agreeing to be bound by the terms of this Plan.

(b) Each participating Employer shall pay a proportionate part of the expenses incurred in the administration of the Plan and the Trust to the extent that such expenses are not paid directly out of the Trust.

16.2 Withdrawal from Plan

A participating Employer may withdraw from the Plan by giving written notice to the Administrator and the Trustee, which notice shall specify the effective date of the withdrawal, which, unless such requirement is waived by the Administrator, shall not be less than 30 days after such notice is given. If the date of withdrawal is not an Anniversary Date, the Trustee shall value all Trust assets as of the effective date of the withdrawal in the manner provided in Section 7.2 as if such date were an Anniversary Date, but shall not allocate the participating Employers’ contribution. The withdrawal by an Employer shall be treated as a termination of the Plan with respect to Participants employed by the withdrawing Employer, and such Participants shall be 100% vested in their Account Balance as of the date of withdrawal, and such Account Balance shall be distributed as provided in Article IX.

16.3 Termination

(a) The Agreement may be terminated at any time by Richardson.

(b) Upon termination of the Plan and Trust, the Administrator shall direct the Trustee to value the Trust in accordance with Section 7.2 and to distribute in accordance with the terms of the Plan all assets remaining in the Trust (after payment or reserving funds for payment of any fees, taxes and expenses properly chargeable against the Trust) to the Participants in accordance with the value of the credits standing to each Participant’s Accounts as of the date of such termination, in cash or in kind valued at fair market at the date of distribution, in such manner as the Trustee shall determine.

(c) In the event of the sale by an Employer of substantially all of its assets and business, the successor to the Employer shall be substituted for and shall exercise and have all the rights and obligations of the Employer hereunder upon the filing, in writing, of its election to do so with the Trustee.

ARTICLE XVII

MISCELLANEOUS

17.1 No Reversion to Employer

No part of the corpus or income of the Trust shall revert to the Employer or any Related Employer or be used for, or diverted to, purposes other than for the exclusive benefit of the Participants and their Beneficiaries; provided, however, that:

(a) Any balance remaining in the Excess Contribution Account or the Excess Forfeiture Account at the time the Plan is terminated, and which cannot be allocated in the final Plan Year of the Plan without violating the limitations of Section 7.6, shall be returned to the Employer (and, in the event that there is more than one participating Employer, such reversion shall be in the proportion that the aggregate contributions made by each such Employer in all Plan Years with respect to which amounts were credited to either of such accounts bears to the aggregate contributions made by all participating Employers in all such Plan Years).

(b) In the event that any portion of a contribution is made by the Employer to the Plan because of either a good faith mistake of fact or a good faith mistake in determining that such contribution is deductible under Section 401 of the Code, the Trustee shall return to the Employer, upon written notice thereof, an amount equal to the portion of such contribution which would not have been made but for such mistake of fact, or which is determined to be non-deductible, as the case may be, subject to the following conditions and limitations. No amount shall be returned to the Employer pursuant to this Section 17.l(b) unless such amount is returned not later than one year after the date on which the contribution was made in the case of a contribution based on a mistake of fact was made, or the date on which the deduction is disallowed in case of a contribution mistakenly believed to be deductible. For purposes of the preceding sentence, a deduction shall be considered to be disallowed on either (1) the day on which the Employer voluntarily files an amended federal income tax return correcting the error; (2) the day on which the Internal Revenue Service issues a statutory notice of deficiency, notice of final partnership or S corporation administrative adjustment, or other determination from which no further administrative appeal is possible, which notice is based in whole or part upon disallowance of such deduction, provided that, if applicable, no person files a timely petition for judicial review of such determination; or (3) if such a petition for judicial review is filed, the day on which a final judgment is entered dismissing such petition or upholding the disallowance of such deduction from which judgment no further appeal is possible, or as to which the time for filing an appeal expires. The amount returned to the Employer shall not include any earnings attributable to the erroneous contribution, but shall be reduced by any losses attributable thereto. Notwithstanding the provisions of Article VIII, an erroneous contribution may be returned in accordance with this Section 17.l(b) after such contribution has been allocated and credited to the Participants’ Accounts, in which event the amount so returned shall be charged to the Accounts in the same proportion that the contribution was originally allocated; provided, however, that in no event shall the Account Balance of any Participant be reduced as a result of the return of an erroneous contribution to less than it would have been had the erroneous contribution not been made, and the amount returned to the Employer shall be reduced to the extent necessary to avoid such a reduction.

17.2 Evidence of Action by Necessary Parties

(a) Any action by the Employer pursuant to the provisions of this Plan shall be evidenced by a resolution of its Board of Directors, or by written instrument executed by any person authorized by its Board of Directors to take such action.

(b) Necessary parties to any accounting, litigation or other proceedings shall include only the Trustee and the Employer, and the settlement or judgment in any such case in which the Employer is duly served or cited shall be binding upon all persons entitled to benefits under the Plan, the estate of any such person, and upon all persons claiming by, through or under them.

17.3 Rights of Participants Limited

Neither the adoption of the Plan nor anything contained in the Plan or the Trust shall be construed as giving any Participant, Beneficiary or Employee any equity or other interest in the assets, business or affairs of the Employer or any Related Employer, or the right to complain about any action taken by the officers, directors or stockholders of, or about any policy adopted or pursued by, the Employer or any Related Employer, or the right to examine the books and records of the Employer or any Related Employer, or as giving any Employee the right to be retained in the service of the Employer or any Related Employer, and all Employees shall remain subject to discharge to the same extent as if the Plan and the Trust had never been executed. Prior to the time that distributions are made in conformity with the provisions of the Plan, neither the Participants, nor their spouses, Beneficiaries, heirs-at-law, or legal representatives shall receive cash or any other thing of current exchangeable value from the Employer or any Related Employer or the Trustee as a result of the Trust.

17.4 Assignment and Alienation

(a) No payment to any person under any of the provisions of the Plan or the Trust, nor the right to receive such payment or payments, nor any interest in the Trust, shall be subject to assignment, alienation, transfer or anticipation, either by the voluntary or involuntary act of any Participant or Beneficiary or by operation of law, nor, except for the repayment of loans to Participants authorized under Section 14.1 and payments pursuant to a Qualified Domestic Relations Order in accordance with Section 17.4(b), shall such payment or right or interest be subject to the demands or claims of any creditor of such person, nor be liable in any way for such person’s debts, obligations or liabilities.

(b) Upon receiving any order, judgment or decree which may be a Qualified Domestic Relations Order, the Administrator shall promptly notify the Participant involved and any Alternate Payee [as defined in Section 2.28(a)] who may be affected by such order of the receipt of the order and of the Plan’s procedure for determining whether the order is a Qualified Domestic Relations Order, and shall proceed to determine whether the order is a Qualified Domestic Relations Order. During the period during which it is being determined whether such order is a Qualified Domestic Relations Order, any payments which would, under such order, be payable to an Alternate Payee, shall be placed in a separate account in the Trust. If, within 18 months after receipt of such order, the Administrator determines that such order is a Qualified Domestic Relations Order, the amount of such separate account, with any earnings thereon, shall be paid to the Alternate Payees as provided in such order. If the status of such order has not been established within such 18-month period, or if it is determined that the order is not a Qualified Domestic Relations Order, the amount of such separate account shall be paid to the Participant, or, if it would not otherwise have been payable currently, shall be restored to the Participant’s Account. Any determination made more than 18 months after the receipt of such order that such order is a Qualified Domestic Relations Order shall be applied prospectively only.

(c) In the event that any Participant’s benefits are garnished or attached by order of any court, the Trustee may bring an action for a declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be paid by the Trust. During the pendency of said action, any benefits that become payable shall be paid into the court as they become payable, to be distributed by the court to the recipient it deems proper at the close of said action.

(d) Section 17.4(a) shall not apply to any offset of a Participant’s benefits provided under the Plan against an amount that he is ordered or required to pay to the Plan if:

(1)	The order or requirement to pay arises (i) under a judgment of conviction for a crime involving the Plan; (ii) under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of Part 4 of Subtitle B of Title I of ERISA; or (iii) pursuant to a settlement agreement between the Secretary of Labor and such Participant, or a settlement agreement between the Pension Benefit Guaranty Corporation and such Participant, in connection with a violation (or alleged violation) of Part 4 of such subtitle by a fiduciary or any other person;

(2)	Such judgment, order, decree, or settlement agreement expressly provides for the offset of all or part of the amount ordered or required to be paid to the Plan against such Participant’s benefits provided under the Plan; and

(3)	In a case in which the survivor annuity requirements of Section 401(a)(11) of the Code apply with respect to distributions from the Plan to such Participant, if such Participant has a spouse at the time at which such offset is to be made, (i) either such spouse has consented in writing to such offset and such consent is witnessed by a notary public or representative of the Plan [or it is established to the satisfaction of a Plan representative that such consent may not be obtained by reason of circumstances described in Section 417(a)(2)(B) of the Code], or an election to waive the right of such spouse to either a “qualified joint and survivor annuity” [within the meaning of Section 417(b) of the Code] or a “qualified preretirement survivor annuity” [within the meaning of section 417(c) of the Code] is in effect in accordance with the requirements of Section 417(a) of the Code; (ii) such spouse is ordered or required in such judgment, order, decree or settlement to pay an amount to the Plan in connection with a violation of Part 4 of such subtitle; or (iii) in such judgment, order, decree, or settlement, such spouse retains the right to receive the survivor annuity under such a qualified joint and survivor annuity provided pursuant to Section 401(a)(11)(A)(i) of the Code and under such a qualified preretirement survivor annuity provided pursuant to Section 401(a)(11)(A)(ii) of the Code, determined in accordance with Section 401(a)(13)(D) of the Code.

This Section 17.4(d) shall apply to judgments, orders and decrees issued, and settlement agreements entered into, on or after August 5, 1997.

17.5 Missing Participants or Beneficiaries

(a) Each Participant shall file with the Employer, in writing, his post office address, the post office address of each of his Beneficiaries, and each change of post office address. Any communication, statement or notice addressed to Participant or Beneficiary with postage prepaid at his last post office address filed with the Employer, or if no address is filed with the Employer, then at his last post office address as shown on the Employer’s records, will be binding on the Participant and his Beneficiary for all purposes of the Plan. Neither the Trustee nor the Administrator is required to search for or locate Participant or Beneficiary.

(b) If the Administrator or Trustee shall send by registered or certified mail, postage prepaid, to the last known address of a Participant or Beneficiary, a notification that he is entitled to a distribution hereunder and if either (1) such notification is returned because the addressee cannot be located at such address and neither the Employer nor the Trustee shall have any knowledge of such Participant’s or Beneficiary’s whereabouts within 3 years from the date such notification was mailed, or (2) within 3 years after such notification was mailed to such

Participant or Beneficiary, he does not respond thereto by informing the Trustee of his whereabouts, then, upon the Anniversary Date coincident with or immediately following the third anniversary of the mailing of said notification, the then undistributed Account Balance of such Participant or Beneficiary shall be paid to the person or persons who would have been entitled to take in the event of the death of the Participant or Beneficiary whose whereabouts is unknown, assuming that such death had occurred on the Anniversary Date immediately succeeding the third anniversary of the mailing of said notification.

(c) If any check in payment of a benefit hereunder which has been mailed by regular United States mail to the last address of the payee furnished the Trustee by the Administrator is returned unclaimed, the Trustee shall notify the Administrator and shall discontinue further payments to such payee until it receives the further instructions of the Administrator.

17.6 Merger and Consolidation of Plan

In the case of any merger or consolidation with, or transfer of assets and liabilities to, any other employee plan qualified under Section 401(a) of the Code, provisions shall be made so that each Participant in the Plan on the date thereof would receive a benefit immediately after the merger, consolidation or transfer (if the other employee plan terminated on that date) which is equal to or greater than the benefit he would have been entitled to receive immediately prior to the merger, consolidation or transfer (if the Plan had then terminated).

17.7 Severability

In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions, but shall be fully severable and this Agreement shall be construed and enforced as if said illegal or invalid provision had never been inserted herein.

17.8 Applicable Law

This Plan shall be construed and enforced and the Trust shall be administered in accordance with the laws of the State of Illinois, to the extent that such laws are not preempted by the laws of the United States of America.

17.9 Method of Accounting

The Plan shall use the accrual method of accounting.

17.10 Veterans’ Rights

Effective December 12, 1994 and notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

ARTICLE XVIII

REVISED VESTING PROVISIONS

18.1 Scope and Effective Date

As to each Employee who is actively employed by the Employer on or after June 1, 1996, the vested interest of such Employee in his Account shall be determined in accordance with this Article XVIII notwithstanding any other provision of the Plan to the contrary; provided, however, Sections 8.1, 8.2, 8.3, 8.4, 8.7 and 8.8 of the Plan shall continue to apply.

18.2 Definitions

For purposes of this Article XVIII, the following terms shall have the meanings set forth, notwithstanding any definition of any such term elsewhere in the Plan:

(a)	“Break in Service” A Period of Severance of at least 12 consecutive months. In the case of an individual who is absent from work for maternity or paternity reasons, the 12-consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a Break in Service. An “absence from work for maternity or paternity reasons” shall mean an absence (1) by reason of the pregnancy of the individual, (2) by reason of the birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.

(b)	“Hour of Service”: Each hour for which an Employee is paid or entitled to payment for the performance of duties for the Employer or a Related Employer.

(c)	“Period of Service”: An Employee’s period of service commencing on the date he first completes an Hour of Service, and ending on the date a Break in Service begins; provided, however, that for purposes of Section 18.2(c), any Employee to whom Section 18.4 applies shall be deemed to have a hire date of May 31, 1997.

(d)	“Period of Severance”: A continuous period of time during which an Employee is not employed by the Employer. Such period begins on the date such Employee retires, quits or is discharged, or if earlier, the 12-month anniversary of the date on which such Employee was otherwise first absent from service.

(e)	“Years of Service”: The number of whole years of an Employee’s Period of Service with the Employer or a Related Employer.

For purposes of this Article XVIII, service by an individual on behalf of any of the following entities before he became an Employee shall be considered service on behalf of the Employer, to-wit: Amperex Division of North American Phillips Corp.; B-Scan, Inc.; Calvert Electronics, Inc.; Calvert Holding Co., Inc.; Calvert Semi-Conductor, Inc.; Ceco Communications, Inc.; Cetron Electronic Corporation; National Electronics Division of Varian Associates, Inc.; TubeMaster, Inc.; Compucon Distributors, Inc.; AFP Imaging Corporation; Burtek Systems (USA), Inc.; AFP Imaging Corporation; Eternal Graphics, Inc., (effective June 1, 1998 and including service prior to that date); TRL Technologies, Inc. (effective June 23, 1998 and including service prior to that date); Adler Video Systems, Inc. (effective November 28, 1998 and including service prior to that date); and Pixielink Corporation (effective March 8, 1999 and including service prior to that date); and Broadcast Richmond, Inc. (effective May 31, 2000 and including service prior to that date).

18.3 General Vesting Rules

(a) For purposes of determining his Years of Service, an Employee shall receive credit for any Period of Severance of less than 12 consecutive months. Nonconsecutive Periods of Service shall be aggregated. Additionally, fractional periods of a year shall be expressed in terms of days, and less-than-whole-year Periods of Service shall be aggregated on the basis that 365 days of service shall equal a whole Year of Service.

(b) In the case of a Participant who has 5 consecutive Breaks in Service, all Years of Service after such Breaks in Service shall be disregarded for the purpose of determining his vesting in his Account balance which accrued before such breaks, but both pre-break and post-break service shall count for the purposes of vesting the Employer-derived Account balance that accrues after such breaks. Both such balances shall share in the earnings and losses of the Trust.

(c) In the case of a Participant who does not have 5 consecutive Breaks in Service, both the pre-break and post-break service shall count in vesting both the pre-break and post-break Employer-derived Account balances.

(d) The excess of a Participant’s Account Balance over his Vested Account Balance shall be transferred from such Participant’s Employer Contribution Account to his Forfeiture Suspense Account as of the date on which such Participant incurs a Break in Service, and shall be forfeited on the date on which such Participant incurs 5 consecutive Breaks in Service. If such a Participant returns to the employment of the Employer or any Related Employer before incurring 5 consecutive Breaks in Service, any amount transferred to his Forfeiture Suspense Account from his Employer Contribution Account pursuant to the preceding sentence shall be restored to his Employer Contribution Account.

(e) If a Participant receives a distribution of all or a portion of his Employer Contribution Account Balance at a time when it is possible for him to increase the vested percentage of his Employer Contribution Account (including a Participant who received a distribution upon incurring a Termination of Employment and who returns to the employment of the Employer or any Related Employer before incurring at least 5 consecutive Breaks in Service), then such Participant’s Vested Account Balance at any time after he is re-employed shall be determined by (1) increasing the Participant’s Employer Contribution Account Balance at such time by the Adjusted Distribution (as hereafter defined), (2) then multiplying the Employer Contribution Account Balance (as so increased) by the relevant vesting percentage under Section 8.4, and (3) then subtracting the Adjusted Distribution from the product obtained. The “Adjusted Distribution” shall be equal to the amount of the distribution multiplied by a fraction, the numerator of which is the Participant’s Account Balance at the time the formula is applied and the denominator of which is the Account Balance immediately following the distribution (without regard to forfeitures).

(f) If a Participant returns to the employment of the Employer or any Related Employer after incurring at least 5 Breaks in Service, and such Participant did not receive payment of the full amount of his Vested Account Balance, his Vested Account Balance remaining unpaid shall be placed in a separate Pre-Break Account for the Participant. The Pre-Break Account shall be treated in the same manner as the Employer Contribution Account of the Participant, except that it shall not be credited with the Employer’s contributions and the Participant shall be 100% vested in such Pre-Break Account.

18.4 Transitional Rules

Each Employee described in Section 18.1 who was actively employed by the Employer on May 31, 1996 shall receive credit for a Period of Service equal to the sum of:

(a)	A number of years equal to the number of Years of Service credited to him under the Plan (determined without regard to this Article XVIII) as of the Computation Period ended May 31, 1996; and

(b)	The greater of (1) the Period of Service which would be credited to him under this Article XVIII during the Computation Period ending May 30, 1997 or (2) the service which would be taken into account under the Plan (determined without regard to this Article XVIII) during the Computation Period ended May 30, 1997.

In addition, each such Employee shall receive credit for service determined under this Article XVIII commencing on May 31, 1997.

IN WITNESS WHEREOF, Richardson has caused this Plan to be executed as of the date and year first written above.

RICHARDSON ELECTRONICS, LTD.

By:	/s/ William G. Seils
William G. Seils
Senior Vice President,
General Counsel and Secretary